                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement is entered into and dated as of August 16, 2005 (this "AGREEMENT"), by and among Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and each of the purchasers identified on the signature pages hereto (each, a "PURCHASER" and collectively, the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933 (the "SECURITIES ACT"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

             "ADDITIONAL INVESTMENT RIGHTS" means, collectively, the Additional Investment Rights issued and sold under this Agreement, in the form of EXHIBIT A.

             "ADDITIONAL INVESTMENT RIGHT WARRANTS" has the meaning set forth in the Additional Investment Rights.

             "ADDITIONAL NOTES" means the Senior Secured Convertible Notes due on the 21st month anniversary of the issuance date thereof with an aggregate principal face amount of $1,875,000 in the form of EXHIBIT B hereto issuable to the Purchasers upon exercise of the Additional Investment Rights.

             "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

             "BANKRUPTCY EVENT" means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or
(h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

             "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

             "CHANGE OF CONTROL" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; (ii) a replacement of more than one-half of the members of the Company's board of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Company or any Subsidiary or a sale of more than one-half of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or equity interests in the Company; (v) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or
(vi) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

             "CLASS A COMMON STOCK" means the Class A Common Stock of the Company, par value $0.0001 per share

             "CLOSING" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

             "CLOSING DATE" means the date of the Closing.

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             "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent average independent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority in interest of the Purchasers.

             "COMMISSION" means the Securities and Exchange Commission.

             "COMMON STOCK" means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified; provided that with respect to conversion or exercise rights under the Notes and/or Warrants, all references to Common Stock shall be deemed to be references to Class A Common Stock.

             "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

             "COMPANY COUNSEL" means Dilworth Paxson LLP, counsel to the
Company.

             "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

             "EFFECTIVE DATE" means the date that the Registration Statement is first declared effective by the Commission.

             "ELIGIBLE MARKET" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

             "ESCROW ACCOUNT" means that certain deposit account of the Company held at Account No. 367534575 at Commerce Bank/PA, N.A., ABA No. 036001808.

             "ESCROW AGREEMENT" means an escrow agreement by and among the Company and Purchasers in the form attached hereto as EXHIBIT I.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

             "EXCLUDED STOCK" means the issuance of Common Stock (A) upon exercise or conversion of any options or other securities described in Schedule 3.1(g) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification) or (B) in connection with any issuance of shares or grant of options to employees, officers, directors or consultants of the Company pursuant to a stock option plan or other incentive stock plan duly or otherwise pursuant to any employee benefit plan described in
Schedule 3.1(g) or hereafter adopted by the Company and approved by its shareholders or in respect of the issuance of Common Stock upon exercise of any such options.

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

             "FILING DATE" means the 60th day following the Closing Date with respect to the initial Registration Statement required to be filed hereunder, and, with respect to any additional Registration Statements that may be required pursuant to SECTION 6.1(G), the 15th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

             "INITIAL NOTES" means the Senior Secured Convertible Notes due May 1, 2007 with an aggregate principal face amount of $2,500,000 issued by the Company to the Purchasers hereunder in the form of EXHIBIT B hereto.

             "INITIAL WARRANTS" means the Common Stock purchase warrants in the form of EXHIBIT C.

                  "LIEN" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

             "LOSSES" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys' fees.

             "NOTES" means the Initial Notes and the Additional Notes.

             "OPTIONS" means any rights, warrants or options to subscribe, directly or indirectly for or purchase Common Stock or Convertible Securities (including all Additional Warrants that can be issued under the Transaction Documents).

             "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

             "PLEDGE AGREEMENT" means that certain Pledge Agreement, dated as of the Closing Date, by and among the Company, Iroquois Master Fund, Ltd. and each of the Purchasers, as the same be amended, modified or supplemented from time to time, substantially in the form of EXHIBIT D.

             "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

             "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.


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             "PURCHASER COUNSEL" means Proskauer Rose LLP, counsel to Iroquois
Master Fund, Ltd.

             "REGISTRABLE SECURITIES" means any Common Stock (including Underlying Shares) issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

             "REGISTRATION STATEMENT" means the initial registration statement required to be filed under Article VI and any additional registration statements contemplated by Section 6.1(g), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

             "REQUIRED EFFECTIVENESS DATE" means (i) with respect to the initial Registration Statement required to be filed hereunder, the 90th day following the Closing Date or in the event the Registration Statement shall be reviewed by the Commission, the 120th day following the Closing Date, and (ii) with respect to any additional Registration Statements that may be required pursuant to
SECTION 6.1(G), the 45th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

             "RULE 144," "RULE 415," and "RULE 424" means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

             "SECURITIES" means the Notes, the Warrants and the Underlying Shares issued or issuable (as applicable) to the applicable Purchaser pursuant to the Transaction Documents.

             "SECURITIES ACT" means the Securities Act of 1933, as amended.

             "SECURITY AGREEMENT" means the Security Agreement dated as of the Closing Date, among the Company and the Purchasers substantially in the form of EXHIBIT E.

             "SUBSIDIARY" has the meaning set forth in Section 3.1(a).

             "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

             "TRADING MARKET" means Nasdaq SmallCap Market or any other Eligible Market or any national securities exchange, market or trading or quotation facility, if any, on which the Common Stock is then listed or quoted.

             "TRANSACTION DOCUMENTS" means this Agreement, the Additional Investment Rights, the Notes, the Warrants, the Security Agreement, the Pledge Agreement, the Transfer Agent Instructions and any other documents or agreements executed or delivered by or on behalf of the Company in connection with the transactions contemplated hereby.

             "TRANSFER AGENT INSTRUCTIONS" means the Company's transfer agent instructions in the form of EXHIBIT F.

             "UNDERLYING SHARES" means the shares of Common Stock issuable (i) upon conversion of the Initial Notes, (ii) upon exercise of the Initial Warrants, (iii) upon conversion of the Additional Notes issued upon exercise of the Additional Investment Rights, (iv) upon exercise of the Additional Investment Right Warrants issued upon exercise of the Additional Investment Rights, and (v) in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents, and in each case, any securities issued or issuable in exchange for or in respect of such securities.

             "VWAP" means on any particular Trading Day or for any particular period the volume weighted average trading price per share of Common Stock on such date or for such period on an Eligible Market as reported by Bloomberg L.P., or any successor performing similar functions; PROVIDED, HOWEVER, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.

             "WARRANTS" means the Initial Warrants and the Additional Investment Right Warrants.

                                  ARTICLE II.
                                PURCHASE AND SALE

         2.1 CLOSING. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the Notes and the Warrants for the aggregate purchase price set forth below such Purchaser's name on the signature pages hereto. The Closing shall take place at the offices of Purchaser Counsel or at such other location or time as the parties may agree.

         2.2 CLOSING DELIVERIES.

             (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser or its agent the following:

                  (i) a Note, registered in the name of such Purchaser, in the principal amount indicated below such Purchaser's name on the signature page of this Agreement under the heading "Note Principal Amount";


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

                  (ii) an Additional Investment Right, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such principal amount of Additional Notes and Additional Investment Right Warrants indicated below such Purchaser's name on the signature page of this Agreement under the headings "Additional Investment Rights - Additional Notes" and "Additional Investment Rights - Warrant Shares," respectively, on the terms set forth therein;

                  (iii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such number of Underlying Shares indicated below such Purchaser's name on the signature page of this Agreement under the heading "Warrant Shares."

                  (iv) the legal opinion of Company Counsel, in the form of EXHIBIT G, executed by such counsel and delivered to the Purchasers;

                  (v) the Transfer Agent Instructions duly executed by the Company and acknowledged by the Company's transfer agent;

                  (vi) the Pledge Agreement duly executed by the Company;

                  (vii) the Security Agreement duly executed by the Company;

                  (viii) the Escrow Agreement duly executed by the Company;

                  (ix) each of the physical stock or limited liability company certificates of the Subsidiaries of the Company, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Agent (as such term is defined in the Security Agreement) that the security interest in such uncertificated securities has been transferred to and perfected by the Purchaser Representative, for the benefit of Lenders, in accordance with Sections 8-313, 8-321 and 9-115 of the UCC or any other similar or local or foreign law that may be applicable); and

                  (x) any other document reasonably requested by the Purchasers or Purchaser Counsel.

             (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following

                  (i) the purchase price indicated below such Purchaser's name on the signature page of this Agreement under the heading "Aggregate Purchase Price", in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

                  (ii) the Pledge Agreement duly executed by such Purchaser;

                  (iii) the Security Agreement duly executed by such Purchaser; and

                  (iv) the Escrow Agreement duly executed by the Company.


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

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchasers:

             (a) SUBSIDIARIES. The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity (a "SUBSIDIARY").

             (b) ORGANIZATION AND QUALIFICATION. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

             (c) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.


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

             (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except as do not, individually or in the aggregate, have or are reasonably be expected to result in a Material Adverse Effect.

             (e) FILINGS, CONSENTS AND APPROVALS. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing with the Commission of the Registration Statement, the application(s) to each Trading Market, if applicable, for the listing of the Underlying Shares for trading thereon in the time and manner required thereby, applicable Blue Sky filings, and the waivers of registration rights identified in Schedule 3.1(e) (collectively, the "Required Approvals").

             (f) ISSUANCE OF THE SECURITIES. The Securities have been duly authorized. The Initial Notes, the Initial Warrants and the Additional Investment Rights have been, and the Additional Notes and Additional Investment Right Warrants issuable upon exercise of the Additional Investment Rights, when issued in accordance with the terms of the Additional Investment Rights, and the Underlying Shares, when so issued in accordance with the terms of the Notes or the Warrants, as the case may be, will be, validly issued. The Initial Notes, the Initial Warrants and Additional Investment Rights are, and the Additional Notes, Additional Investment Right Warrants, Underlying Shares, when so issued in accordance with the terms of the Notes, Warrants or Additional Investment Rights, as the case may be, will be, fully paid and nonassessable and free of preemptive or similar rights. The Initial Notes, the Initial Warrants and the Additional Investment Rights have been, the Additional Notes and the Additional Investment Right Warrants shall be, and the Underlying Shares, when so issued in accordance with the terms of the Notes or the Warrants, as the case may be, will be, issued in compliance with applicable securities laws, rules and regulations. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock to be issued to the applicable Purchasers upon conversion or exercise of the Notes, Warrants, Additional Investment Rights or issuable pursuant to the other Transaction Documents.

             (g) CAPITALIZATION. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in
SCHEDULE 3.1(G). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in SCHEDULE 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in SCHEDULE 3.1(g), the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

             (h) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to
Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement and press releases of the Company issued during the 12 months prior to the Closing Date, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to and/or notified the Purchasers or their agents of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except as alleged by the Commission with respect to the initial annual report on Form 10-KSB for the fiscal year 2003 (which was amended and filed on July 21, 2004) in a Complaint filed on August 17, 2004 (which allegations the Company, in consenting to injunction, did not admit) and which Complaint has been made available to the Purchasers or their agents and of which the Purchasers have been notified. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

             (i) MATERIAL CHANGES. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information, with respect to reports filed with the Commission.

             (j) LITIGATION. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect, except as set forth on Schedule 3.1(j). Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

             (k) LABOR RELATIONS. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

             (l) COMPLIANCE. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as does not, individually or in the aggregate, or reasonably be expected to result in a Material Adverse Effect.

             (m) REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

             (n) TITLE TO ASSETS. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

             (o) PATENTS AND TRADEMARKS. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights currently used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

             (p) INSURANCE. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

             (q) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

             (r) INTERNAL ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (s) SOLVENCY. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

             (t) CERTAIN FEES. Except as described in SCHEDULE 3.1(T), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

             (u) PRIVATE PLACEMENT. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. No shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents.

             (v) REGISTRATION RIGHTS. Except as set forth on Schedule 3.2(v), the Company has not granted or agreed to grant to any Person any rights (including "piggy back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or waived.

             (w) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

             (x) DISCLOSURE. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that (i) no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 or (ii) any statement, commitment or promise to the Company or, to its knowledge, any of its representatives which is or was an inducement to the Company to enter into this Agreement or otherwise.

             (y) ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any other Purchaser (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives and the Purchaser's representations and warranties contained in
Section 3.2. The Company further acknowledges that no Purchaser has made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by any such Purchaser in the Company.

             (z) INVESTMENT COMPANY. The Company is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940, as amended.

             (aa) RANKING. Except as set forth on Schedule 3.1(aa), as of the date of this Agreement, no indebtedness of the Company is senior to or pari passu with the Notes in right of payment, whether with respect to principal, interest or upon liquidation or dissolution, or otherwise.

             (bb) SARBANES-OXLEY ACT. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

             (a) ORGANIZATION; AUTHORITY. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The Purchaser was not organized for the purpose of purchasing or acquiring any of the Securities. The execution, delivery and performance by such Purchaser of this Agreement have been duly authorized by all necessary corporate or limited liability company action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

             (b) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

             (c) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

             (d) ACCESS TO INFORMATION. The Purchaser has been given sufficient access and opportunity to examine the books and records of the Company, including its written contracts and agreements, and has been provided with such other information and documents as the Purchaser has requested, including information regarding the Company's performance and financial results for the quarter and six-month periods ended June 30, 2005, to enable the Purchaser to complete evaluation referenced to in Section 3.2(b), above.

             (e) INVESTMENT INTENT. Such Purchaser (i) is acquiring the Securities solely for the Purchaser's own account for investment purposes only and not with a view toward the resale or distribution of any of the Securities, either in whole or in part; and (ii) agrees not to sell or otherwise transfer any of the Securities unless and until they are subsequently registered under the Securities Act and registered and qualified under any applicable state securities laws or unless an exemption from any such registration or qualification is available.

             (f) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         The Company acknowledges and agrees that each Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 TRANSFER RESTRICTIONS.

             (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

             (b) The Purchasers agree to the imprinting, except as otherwise permitted by Section 4.1(c), the following legend on any certificate evidencing
Securities:

             [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AND THE COMPANY MAY, IN ACCORDANCE WITH SECTION 4.1(a) OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AUGUST 16, 2005, AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, REQUIRE AN OPINION OF COUNSEL REGARDING SUCH MATTERS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

             (c) Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will promptly but in no event later than five (5) Trading Days following the delivery by a Purchaser to the Company of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.1(b).

             (d) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

         4.2 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

         4.3 FURNISHING OF INFORMATION. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

         4.4 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

         4.5 RESERVATION AND LISTING OF SECURITIES.

             (a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents, except that if the Company on the Closing Date does not have a sufficient number of authorized shares of Class A Common Stock to create such reserve, the Company shall, not later than sixty (60) days following the Closing Date, use its best efforts to increase the number of authorized shares of Class A Common Stock to an amount greater than the sum of the aggregate number of outstanding shares of Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon the conversion or exercise of all of the outstanding Convertible Securities and Options of the Company.

             (b) The Common Stock is not listed or quoted in any Trading Market. If the Common Stock should become listed in a Trading Market, the Company shall
(i) take all steps necessary to cause the shares of Common Stock issued or issuable under the Transaction Documents to be approved for listing on each Trading Market as soon as possible thereafter, (ii) provide to the Purchasers evidence of such listing, and (iii) maintain the listing of such shares on each such Trading Market or another Eligible Market.

             (c) In the case of a breach by the Company of Section 4.5(a), in addition to the other remedies available to the Purchasers, the Purchasers shall have the right to require the Company to either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such shares of Common Stock as soon as is possible, but in any event not later than the 60th day after such notice, or (ii) within five Trading Days after delivery of a written notice, pay cash to such Purchaser, as liquidated damages and not as a penalty, in an amount equal to the number of shares of Common Stock not issuable by the Company times 115% of the average Closing Price over the five Trading Days immediately prior to the date of such notice or, if greater, the five Trading Days immediately prior to the date of payment (the "CASH AMOUNT"). If the exercising or converting Purchaser elects the first option under the preceding sentence and the Company fails to obtain the required shareholder approval on or prior to the 60th day after such notice, then within three Trading Days after such 60th day, the Company shall pay the Cash Amount to such Purchaser, as liquidated damages and not as penalty.

         4.6 SUBSEQUENT PLACEMENTS.

             (a) From the date hereof until the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT") except as set forth in Section 4.6(e) hereof.

             (b) From the Effective Date until 30 Trading Days after the Effective Date (the "BLOCKOUT PERIOD"), the Company will not, directly or indirectly, effect any Subsequent Placement except as set forth in Section 4.6(e) hereof.

             (c) The Blockout Period set forth in Section 4.6(b) above shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of Registrable Securities thereunder.

             (d) From the end of the Blockout Period until the Maturity Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.6(d).

                  (i) The Company shall deliver to each Purchaser a written notice (the "OFFER") of any proposed or intended issuance or sale or exchange of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Purchaser (A) a pro rata portion of the Offered Securities based on such Purchaser's pro rata portion of the aggregate principal amount of the Notes purchased hereunder (the "BASIC AMOUNT"), and (B) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

                  (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the 10 Trading Day period of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubcription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; PROVIDED, HOWEVER, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

                  (iii) The Company shall have five (5) Trading Days from the expiration of the period set forth in Section 4.6(d)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

                  (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.6(d)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.6(d)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to
         Section 4.6(c)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.6(d)(i) above.

                  (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.6(d)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

                  (vi) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 4.6(d)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

                  (e) The restrictions contained in paragraphs (a), (b) and (d) of this Section 4.6 shall not apply to Excluded Stock.

         4.7 CONVERSION AND EXERCISE PROCEDURES. The form of Exercise Notice included in the Warrants and the form of Holder Conversion Notice included in the Notes set forth the totality of the procedures required by the Purchasers in order to exercise the Warrants or convert the Notes. No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

         4.8 SECURITIES LAWS DISCLOSURE; PUBLICITY. On August 16, 2005, the Company shall issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. Within two (2) Business Days of the date of this Agreement, the Company shall file a Current Report on Form 8-K with the Commission (the "8-K FILING") describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Notes, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. In connection with filings and disclosure made subsequent to the 8-K Filing, the Company shall, as promptly as practicable prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to require the Company to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Iroquois Master Fund, Ltd. shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release to the extent practicable). Each press release disseminated during the 12 months prior to the Closing Date did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.9 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than (i) payment of trade payables and accrued expenses in the ordinary course of the Company's business and prior practices, and (ii) pursuant to the Escrow Agreement or any other Transaction Document), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

         4.10 INDEBTEDNESS.

             (a) At any time after the date of this Agreement, neither the Company nor any Subsidiary of the Company shall incur any indebtedness, liability or obligation that is senior to or pari passu with the Notes in right of payment, whether with respect to principal, interest or upon liquidation or dissolution, or otherwise; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Company may, in the ordinary course of business, incur indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the underlying assets covered thereby).

             (b) The Company hereby covenants that, except for the indebtedness set forth on Schedule 3.1(aa), it shall not permit or cause any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist any indebtedness, liability or obligation, except, that such Subsidiaries may, in the ordinary course of business, (i) maintain trade payables and accrued expenses and (ii) incur indebtedness secured by purchase money security interests, and indebtedness under capital lease obligations.

             (c) The provisions of this Section 4.10 shall terminate and be of no further force or effect upon the conversion or indefeasible repayment in full of the Notes and all accrued interest thereon and any and all expenses or liabilities relating thereto.

         4.11 REPAYMENT OF NOTES. Each of the parties hereto agrees that all repayments of the Notes (including any accrued interest thereon) by the Company (other than by conversion of the Notes) will be paid pro rata to the holders thereof based upon the principal amount then outstanding to each of such holders.

         4.12 NO IMPAIRMENT. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any subsidiary to take or permit any action that impairs or adversely affects the rights of the Purchasers under the Agreement or the Notes.

         4.13 FUNDAMENTAL CHANGES. In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as more than twenty percent (20%) of the Notes remain outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding principal face amount of the Notes:

             (a) purchase, redeem (other than pursuant to equity incentive agreements with non-officer employees giving the Company the right to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (other than a dividend payable in stock of the Company) or make any other distribution with respect to, any shares of capital stock or any other securities that are convertible into or exercisable for such stock;

             (b) change the nature of the Company's business to any business which is fundamentally distinct and separate from the business currently conducted by the Company; or

             (c) cause or permit any subsidiary of the Company directly or indirectly to take any actions described in clauses (a) through (b) above, other than paying cash dividends, making other cash distributions or issuing securities, solely to the extent such cash dividends, cash distributions or issuances of securities are made to the Company.

         4.14 INDEMNIFICATION.

             (a) If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a "RELATED PERSON") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser's or Related Person's gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6.4(c) below. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

         4.15 SHAREHOLDERS RIGHTS PLAN. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Underlying Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

         4.16 DELIVERY OF CERTIFICATES. In addition to any other rights available to a Purchaser, if the Company fails to deliver to such Purchaser a certificate representing Common Stock on the date on which delivery of such certificate is required by any Transaction Document, and if after such date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that the Purchaser anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three Trading Days after such Purchaser's request and in such Purchaser's discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

         4.17 COMMON STOCK EQUIVALENTS. The Company covenants that from and after the Closing Date, the Company will not issue any floating Common Stock Equivalents with an effective price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock.

                                   ARTICLE V.
                                   CONDITIONS

         5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

             (b) PERFORMANCE. The Company and each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

             (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

             (d) ADVERSE CHANGES. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a Material Adverse Effect; and

             (e) NO SUSPENSIONS OF TRADING IN COMMON STOCK; LISTING. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

         5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

             (b) PERFORMANCE. Each of the Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing; and

             (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                                  ARTICLE VI.
                               REGISTRATION RIGHTS

         6.1 SHELF REGISTRATION.

             (a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a "shelf" Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. If for any reason the Commission does not permit all of the Registrable Securities to be included in such Registration Statement, then the Company shall prepare and file with the Commission a separate Registration Statement with respect to any such Registrable Securities not included with the initial Registration Statements, as expeditiously as possible, but in no event later than the date which is 30 days after the date on which the Commission shall indicate as being the first date such filing may be made. The Registration Statement shall be on Form S-1, Form SB-2 or any other registration statement available to the Company and shall contain (except if otherwise directed by the Purchasers) the "Plan of Distribution", substantially as attached hereto as EXHIBIT H.

             (b) The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the fifth anniversary of the Effective Date or such earlier date when all Registrable Securities covered by such Registration Statement have been sold publicly (the "EFFECTIVENESS Period").

             (c) The Company shall notify each Purchaser in writing promptly (and in any event within one business day) after receiving notification from the Commission that the Registration Statement has been declared effective.

             (d) If: (i) any Registration Statement is not filed on or prior to the Filing Date (if the Company files such Registration Statement without affording the Purchasers the opportunity to review and comment on the same as required by Section 6.2(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or will not be subject to further review, or (iii) the Company fails to respond to any comments made by the Commission within 10 Trading Days after the receipt of such comments (other than comments relating to financial reporting, accounting or similar matters with respect to which the Company would consult with its independent accountants in preparing its responses), or (iv) a Registration Statement filed hereunder is not declared effective by the Commission by the Required Effectiveness Date, or (v) after a Registration Statement is filed with and declared effective by the Commission, such Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period without being succeeded within 10 Trading Days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission, or (vi) an amendment to a Registration Statement is not filed by the Company with the Commission within 10 Trading Days after the Commission's having notified the Company that such amendment is required in order for such Registration Statement to be declared effective, or (vii) the exercise rights of the Purchasers pursuant to the Warrants are suspended for any reason (any such failure or breach being referred to as an "EVENT," and for purposes of clause
(i), (iv) or (viii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clauses (iii), (v) or (vi) the date which such ten Trading Day-period is exceeded, or for purposes of clause (vii) the date on which such three Trading Day period is exceeded, being referred to as "EVENT DATE"), then:
(x) on each such Event Date the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement; and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement. Such payments shall be in partial compensation to the Purchasers and shall not constitute the Purchaser's exclusive remedy for such events. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

             (e) The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

             (f) Notwithstanding anything to the contrary, each Purchaser shall have the right to cause the Company to pay any cash amounts due under Section 6.1(d) in freely tradable and registered Common Stock, including shares of Common Stock registered under the Registration Statement but not issued to the Purchasers. In the event that a Purchaser elects to receive shares of Common Stock, the number of shares of Common Stock to be issued to such Purchaser as such payment under Section 6.1(d) shall be determined by dividing the aggregate amount of due to such Purchaser by the Market Price (as defined below) as of the date of payment, and rounding up to the nearest whole share. The term "Market Price" shall mean 90% of the arithmetic average of the VWAP for the 20 Trading Days prior to the applicable date of payment (not including such date).

             (g) If the Company issues to the Purchasers any Common Stock pursuant to the Transaction Documents that is not included in the initial Registration Statement, then the Company shall file an additional Registration Statement covering such number of shares of Common Stock on or prior to the Filing Date and shall use it best efforts, but in no event later than the Required Filing Date, to cause such additional Registration Statement to become effective by the Commission.

         6.2 REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, the Company shall:

             (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Purchasers and Purchaser Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchasers and Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object.

             (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented

             (c) Notify the Purchasers of Registrable Securities to be sold and Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

             (e) Furnish to each Purchaser and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

             (f) Promptly deliver to each Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

             (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

             (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

             (i) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

             (j) Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (k) Cooperate with any due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including, without limitation, by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive material, nonpublic information in writing.

             (l) Comply with all applicable rules and regulations of the Commission.

         6.3 REGISTRATION EXPENSES. The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and up to $5,000 for the Purchaser Counsel, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

         6.4 INDEMNIFICATION.

             (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount by which the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation exceeds the amount paid, directly or indirectly, by such Purchaser for such Registrable Securities.

             (b) INDEMNIFICATION BY PURCHASERS. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

             (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

             An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or
(iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

             All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

             (d) CONTRIBUTION. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

             The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

             The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         6.5 DISPOSITIONS. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

         6.6 NO PIGGYBACK ON REGISTRATIONS. Except as set forth on Schedule 3.2(v), neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

         6.7 PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered.

                                  ARTICLE VII.
                                  MISCELLANEOUS

         7.1 TERMINATION. This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the third Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

         7.2 FEES AND EXPENSES. At the Closing, the Company shall pay to Iroquois Master Fund Ltd. an aggregate of $50,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of this Agreement, of which amount $20,000 has been previously paid by the Company. In lieu of the foregoing remaining payment, Iroquois Master Fund Ltd. may retain such amount at the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

         7.3 ENTIRE AGREEMENT. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

         7.4 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:     Vaso Active Pharmaceuticals, Inc.
                                99 Rosewood Drive
                                Suite 260
                                Danvers, MA 01923
                                Attn:       Joseph Frattaroli, President
                                Fax No.:    (978) 750-0085

         With a copy to:        With a copy to:
                                Dilworth Paxson LLP
                                3200 Mellon Bank Center
                                1735 Market Street
                                Philadelphia, PA  19103-7595
                                Attn: Merritt Cole/Richard Kraut
                                Fax No.:     (215) 575-7200

         If to the Purchasers:  To the address set forth under such Purchaser's name on the signature pages attached hereto.

         or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         7.5 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under Article VI and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates.

         7.6 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         7.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers." Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

         7.8 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.14 and each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

         7.9 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or any Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         7.10 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

         7.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         7.12 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         7.13 RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         7.14 REPLACEMENT OF SECURITIES. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         7.15 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         7.16 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Purchaser hereunder or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         7.17 USURY. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "MAXIMUM RATE"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

         7.18 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Notes pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a "group" as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents and each party represents and confirms that Proskauer Rose LLP represents only Iroquois Master Fund Ltd. in connection with this Agreement and the Transaction Documents.

         7.19 ADJUSTMENTS IN SHARE NUMBERS AND PRICES. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                            VASO ACTIVE PHARMACEUTICALS, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES OF PURCHASERS FOLLOW.]

                               IROQUOIS MASTER FUND LTD.


                               By:
                                   --------------------------------
                                   Name:
                                   Title:

                               Aggregate Purchase Price:              $

                               Initial Notes Principal Amount:        $

                               Warrant Shares:

                               Additional Investment Right -
                               Additional Notes:                      $

                               Additional Investment Right -
                               Warrant Shares:


                               Address for Notice:

                               Iroquois Master Fund Ltd.
                               641 Lexington Avenue
                               26th Floor
                               New York, NY 10022
                               Facsimile No.: (212) 207-3452
                               Telephone No.: (212) 974-3070
                               Attn.:  Joshua Silverman

                               With a copy to:

                               Proskauer Rose LLP
                               1585 Broadway
                               New York, NY  10036-8299
                               Facsimile No.: (212) 969-2900
                               Attn:  Adam J. Kansler, Esq.

                               [OTHER PURCHASERS]


                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               Aggregate Purchase Price:              $

                               Initial Notes Principal Amount:        $

                               Warrant Shares:

                               Additional Investment Right -
                               Additional Notes:                      $

                               Additional Investment Right -
                               Warrant Shares:


                               Address for Notice:

EXHIBITS:
---------

A. Form of Additional Investment Right

B. Form of Note

C. Form of Warrant

D. Form of Pledge Agreement

E. Form of Security Agreement

F. Transfer Agent Instructions

G. Opinion of Company Counsel

H. Plan of Distribution

I. Escrow Agreement





SCHEDULES:
----------

3.1(a) Subsidiaries

3.1(e) Required Approvals

3.1(g) Capitalization

3.1(j) Litigation

3.1(t) Certain Fees

3.1(v) Registration Rights

3.1(aa) Ranking

                                    EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE COMPANY MAY, IN ACCORDANCE WITH SECTION 4.1(A) OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AUGUST 16, 2005, AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, REQUIRE AN OPINION OF COUNSEL REGARDING SUCH MATTERS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.



                        VASO ACTIVE PHARMACEUTICALS, INC.
                           ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No. [  ]                     Dated:  August 16, 2005

         Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the "HOLDER"), is entitled to purchase from the Company (a) up to a total of [$_________](1) in principal amount of Senior Secured Convertible Notes due May 1, 2007 of the Company in substantially the form attached to the Purchase Agreement as EXHIBIT A hereto (each such note, an "ADDITIONAL NOTE" and all such notes, the "ADDITIONAL NOTES") and (b) only as part of and in connection with the purchase of the Additional Notes, warrants in the form attached hereto as EXHIBIT B to acquire up to an aggregate of [_________](2) shares of Common Stock (the "ADDITIONAL INVESTMENT RIGHT WARRANTS"), at any time or from time to time from and after Closing Date and through and including the Maturity Date (as such date may be extended as provided in Section 4(a), the "EXPIRATION DATE"), and subject to the following terms and conditions. This Additional Investment Right (this "ADDITIONAL INVESTMENT RIGHT") is one of a series of similar Additional Investment Rights issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the "PURCHASE AGREEMENT"). All such Additional Investment Rights are referred to herein, collectively, as the "ADDITIONAL INVESTMENT RIGHTS."

______________
(1) Insert holder's pro rata portion of $1,875,000.

(2) The number of shares of Common Stock equal to 40% of the quotient obtained by dividing (i) the aggregate principal amount of the Additional Notes issued to the Holder by (ii) $0.77.

         1. DEFINITIONS. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

         2. REGISTRATION OF ADDITIONAL INVESTMENT RIGHT. The Company shall register this Additional Investment Right, upon records to be maintained by the Company for that purpose (the "ADDITIONAL INVESTMENT RIGHT Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Additional Investment Right as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         3. REGISTRATION OF TRANSFERS.

             (a) The Holder may assign and transfer this Additional Investment Right (or any part thereof), provided that (i) the Holder effects such assignment in compliance with (A) Section 4.1 of the Purchase Agreement and with
(B) all applicable laws and regulations, including laws relating to the registration of securities under the Securities Act; and (ii) the Holder may not effect any such assignment and transfer more than four (4) times in any twelve
(12) month period.

             (b) The Company shall register the assignment and transfer of any portion of this Additional Investment Right in the Additional Investment Right Register, upon surrender of this Additional Investment Right, with the Form of Assignment attached hereto on ANNEX B duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new additional investment right to purchase Additional Notes, in substantially the form of this Additional Investment Right (any such new additional investment right, a "NEW ADDITIONAL INVESTMENT RIGHT"), evidencing the portion of this Additional Investment Right so transferred shall be issued to the transferee and a New Additional Investment Right evidencing the remaining portion of this Additional Investment Right not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Additional Investment Right by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of an Additional Investment Right.

         4. EXERCISE AND DURATION OF ADDITIONAL INVESTMENT RIGHT.

             (a) This Additional Investment Right shall be exercisable by the registered Holder at any time or from time to time on or after the Closing Date to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Additional Investment Right not exercised prior thereto shall be void and of no further force and effect. Notwithstanding the foregoing, the Expiration Date may be extended for the number of Trading Days during any period occurring after the Required Effectiveness Date in which
(i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Holders for the resale of Registrable Securities thereunder.

             (b) The Holder may exercise this Additional Investment Right by delivering to the Company (i) an exercise notice, in the form attached hereto on ANNEX A (the "EXERCISE NOTICE"), appropriately completed and duly signed and
(ii) payment of the principal amount of the Additional Notes as to which this Additional Investment Right is being exercised (the "EXERCISE PRICE"). The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "EXERCISE DATE." The Holder shall not be required to deliver the original Additional Investment Right in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Additional Investment Right and issuance of a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Notes and Additional Investment Right Warrants.

         5. DELIVERY OF ADDITIONAL NOTES AND ADDITIONAL INVESTMENT RIGHT
WARRANTS.

             (a) Upon exercise of this Additional Investment Right, the Company shall promptly (but in no event later than three Trading Days after the Exercise
Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, (i) a certificate for the Additional Notes and Additional Investment Right Warrants issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Additional Notes, the Additional Investment Right Warrants or the Underlying Shares to be issued thereunder, as the case may be, and naming the Holder as a selling stockholder thereunder is not then effective and the Additional Notes or Additional Investment Right Warrants, or the Underlying Shares associated therewith, are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act, (ii) the legal opinions of Company Counsel, substantially in the form of EXHIBIT F to the Purchase Agreement, executed by such counsel and delivered to the Holders relating to the Additional Notes and Additional Investment Right Warrants, and (iv) a certificate from an officer of the Company that each of the representations and warranties of the Company set forth in
Section 3.1 of the Purchase Agreement is true and correct as of the date when made, except for such representations and warranties that speak as of a certain date, and in such case shall have been true and correct as of such date, and as of the Exercise Date as though made on and as of such date, and each of the other conditions set forth in Section 5.1 of the Purchase Agreement have been satisfied as of the Exercise Date. The Holder, or any Person so designated by the Holder to receive Additional Notes or Additional Investment Right Warrants, shall be deemed to have become holder of record of such Additional Notes or Additional Investment Right Warrants as of the Exercise Date. The Company shall, upon request of the Holder and if the Notes meet the requirements therefore, use its best efforts to deliver Additional Notes hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

             (b) This Additional Investment Right is exercisable, either in its entirety or, from time to time, for a portion of the number of Additional Notes and Additional Investment Right Warrants. Upon surrender of this Additional Investment Right following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Notes and Additional Investment Right Warrants.

             (c) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Additional Notes and Additional Investment Right Warrants or the shares of Common Stock issuable upon conversion of the Additional Notes or the exercise of the Additional Investment Right Warrants on the date on which delivery of such certificate is required by this Additional Investment Right, an Additional Note or any Additional Investment Right Warrant, and if after such date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

             (d) The Company's obligations to issue and deliver Additional Notes and Additional Investment Right Warrants in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Additional Notes and Additional Investment Right Warrants. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Additional Notes upon exercise of the Additional Investment Right as required pursuant to the terms hereof.

         6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for Additional Notes and Additional Investment Right Warrants upon exercise of this Additional Investment Right shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Additional Investment Right or receiving Additional Notes and Additional Investment Right Warrants upon exercise hereof.

         7. REPLACEMENT OF ADDITIONAL INVESTMENT RIGHT. If this Additional Investment Right is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Additional Investment Right, a New Additional Investment Right, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

         8. RESERVATION OF COMMON STOCK(1). The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Common Stock issuable upon conversion of Additional Notes and Additional Investment Right Warrants as therein provided. The Company covenants that all Additional Notes and Additional Investment Right Warrants so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that any shares of Common Stock issuable upon conversion of the Additional Notes and exercise of the Additional Investment Right Warrants may be issued as provided therein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

         9. CERTAIN ADJUSTMENTS. The Conversion Price and other terms of the Additional Notes issuable upon exercise of this Additional Investment Right shall be subject to adjustment from time to time as set forth in the Additional Notes. The exercise price and other terms of the Additional Investment Right Warrants issuable upon exercise of this Additional Investment Right shall be subject to adjustment from time to time as set forth in the Additional Investment Right Warrants. At least 30 days prior to any such event or transaction involving a Fundamental Change (as defined in the Additional Note) or otherwise potentially giving rise to an adjustment or modification of the terms and provisions of the Additional Note, the Company will give the Holder notice thereof of the date of the transaction and the effect thereof on the terms of the Additional Notes. The Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Additional Investment Right prior to the time of such event or transaction so as to participate in or vote with respect to such event or transaction.

         10. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in immediately available funds to the Company in the manner specified by the Company in the Purchase Agreement.

--------------------
(1) Subject to the share reservation provisions of Section 4.5(a) of the Securities Purchase Agreement referred to above.

         11. NOTICES. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address and facsimile numbers for such notices or communications shall be as set forth in the Purchase Agreement.

         12. MISCELLANEOUS.

             (a) Subject to the restrictions on transfer set forth on the first page hereof, this Additional Investment Right may be assigned by the Holder. This Additional Investment Right may not be assigned by the Company except to a successor in the event of a Fundamental Change (as defined in the Additional
Note). This Additional Investment Right shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Additional Investment Right shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Additional Investment Right. This Additional Investment Right may be amended only in writing signed by the Company and the Holder, their respective successors or permitted assigns.

             (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Additional Investment Right, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

             (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS ADDITIONAL INVESTMENT RIGHT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS ADDITIONAL INVESTMENT RIGHT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING,

ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS ADDITIONAL INVESTMENT RIGHT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ADDITIONAL INVESTMENT RIGHT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS ADDITIONAL INVESTMENT RIGHT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

             (d) The headings herein are for convenience only, do not constitute a part of this Additional Investment Right and shall not be deemed to limit or affect any of the provisions hereof.

             (e) In case any one or more of the provisions of this Additional Investment Right shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Additional Investment Right shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Additional Investment Right.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be duly executed by its authorized officer as of the date first indicated above.


                                            VASO ACTIVE PHARMACEUTICALS, INC.


                                            By:
                                            Name:
                                            Title:

                                     ANNEX A

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase $______________ principal amount of Additional Notes under the foregoing Additional Investment Right)

To:  Vaso Active Pharmaceutical, Inc.

The undersigned is the Holder of Additional Investment Right No. _______ (the "ADDITIONAL INVESTMENT RIGHT") issued by Vaso Active Pharmaceutical, Inc, a Delaware corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Additional Investment Right.

1. The Additional Investment Right is currently exercisable to purchase a total of $______________ principal amount of Additional Notes.

2. The undersigned Holder hereby exercises its right to purchase _________________ $______________ principal amount of Additional Notes pursuant to the Additional Investment Right.

3. The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Additional Investment Right.

4. Pursuant to this exercise, the Company shall deliver to the Holder $______________ principal amount of Additional Notes and Additional Investment Right Warrants exercisable for __________ shares of Common Stock in accordance with the terms of the Additional Investment Right.

5. Following this exercise, the Additional Investment Right shall be exercisable to purchase a total of $______________ principal amount of Additional Notes and Additional Investment Right Warrants exercisable for ____________ shares of Common Stock.



Dated: ______________, ____         Name of Holder:

                                    (Print)_____________________________________

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    (Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)

                                     ANNEX B

                               FORM OF ASSIGNMENT

         [To be completed and signed only upon transfer of Additional Investment Right]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Additional Investment Right to purchase $______________ principal amount of Additional Notes and Additional Investment Right Warrants exercisable for __________ shares of Common Stock of Vaso Active Pharmaceutical, Inc to which the within Additional Investment Right relates and appoints ________________ attorney to transfer said right on the books of Vaso Active Pharmaceutical, Inc with full power of substitution in the premises.



Dated:_______________, ____


                                    ____________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)


                                    ____________________________________________
                                    Address of Transferee


                                    ____________________________________________

                                    ____________________________________________



In the presence of:

____________________________

                                    EXHIBIT B
                                    ---------


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AND THE COMPANY MAY, IN ACCORDANCE WITH SECTION 4.1(a) OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AUGUST 16, 2005, AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, REQUIRE AN OPINION OF COUNSEL REGARDING SUCH MATTERS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

No. [    ]                                                              $[     ]
Date: August 16, 2005

                        VASO ACTIVE PHARMACEUTICALS, INC.
                       SENIOR SECURED CONVERTIBLE NOTE DUE
                                  MAY 1, 2007(1)

         THIS NOTE is one of a series of duly authorized and issued Notes of Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), designated as its Senior Secured Convertible Notes due May 1, 2007, in the aggregate principal amount of $2,500,000 (the "NOTES").

         FOR VALUE RECEIVED, the Company promises to pay to the order of [Holder] or its registered assigns (the "Holder"), the principal sum of [__________] $(__________), in accordance with the terms and conditions hereunder, with the final payment on _______ __, 2007 (the "MATURITY DATE"), or such earlier date as the Notes are required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. The principal amount of this Note may be increased as set forth in
Section 2(c) below.

(1) The note under the AIR will be substantially the same as this note except that such note will have a maturity day 21 months following the initial issuance date and clause (c) in the definitions of "Triggering Event" such note will reflect, as appropriate, the share reservation provisions of Section 4.5(a) of the Securities Purchase Agreements referred to above.

Notwithstanding the foregoing, the Company hereby unconditionally promises to pay to the order of the Holder interest on any principal or interest payable hereunder that shall not be paid in full when due, whether at the time of any stated interest payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of [18%] per annum (but in no event in excess of the maximum rate permitted under applicable law).

         Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

         Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in SECTION 13 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in SECTION 13.

         The Holder of this Note is entitled to the benefits of the Security Agreement and the Pledge Agreement.

         1. DEFINITIONS. In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of August 16, 2005, among the Company and the Purchasers identified therein (the "PURCHASE AGREEMENT"), and (b) the following terms have the meanings indicated:

                  "COMPANY PREPAYMENT PRICE" for any Notes which shall be subject to prepayment pursuant to Section 8(a), shall equal the sum of:
         (i) the principal amount of Notes to be prepaid, plus all accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Notes.

                  "CONVERSION DATE" means the date a Conversion Notice is delivered to the Company together with the Conversion Schedule pursuant to SECTION 6(a).

                  "CONVERSION NOTICE" means a written notice in the form attached hereto as SCHEDULE 1.

                  "CONVERSION PRICE" means $0.70(2).

                  "EQUITY CONDITIONS" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder and may be sold by the Holder pursuant to an effective Registration Statement covering the Underlying Shares or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not

(2) The AIR note Conversion Price will be $0.77 per share.

         suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating SECTION 6(b) hereof or the rules or regulations of any Trading Market; (v) no Bankruptcy Event has occurred; (vi) the Company is not in default with respect to any material obligation hereunder or under any other Transaction Document; and (vii) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; (viii) the Closing Price of the Common Stock shall equal or exceed 200% of the Conversion Price for each of the immediately preceding 20 Trading Days and (viii) the trading volume of the Company on the applicable Trading Market shall equal or exceed 100,000 shares per day for each of the immediately preceding 20 Trading Days.

                  "EVENT EQUITY VALUE" means 115% of the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, PROVIDED that if the Company does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Company disputes in good faith the occurrence of the Triggering Event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be 115% of the greater of (a) the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the average of the Closing Prices for the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

                  "INITIAL INTEREST PERIOD" means the period beginning on the Closing Date and ending on October 31, 2005.

                  "INTEREST PERIOD" means a period of six months for the calculation of the interest on the Note, provided that any such period
         (i) shall start on the last day of the preceding period (other than the Initial Interest Period); (ii) which would otherwise end on a day which is not a Trading Day shall be extended to the next succeeding day which is a Trading Day and the following interest period shall then end on the day on which it would have ended if the preceding interest period had not been so extended; and (iii) which would otherwise overrun the Maturity Date shall be shortened to end on the Maturity Date.

                  "INTEREST RATE" has the meaning set forth in Section 2(a) herein.

                  "LIBOR" means, in respect of a six-month Interest Period (i) the rate of interest per annum (expressed with a maximum of 4 decimals) offered for deposits in the relevant currency and amount which appears on Telerate page 3750 or on any other relevant Telerate, Bloomberg or Reuter page as of 11:00 a.m. London time two (2) Business Days prior to the commencement of the relevant Interest Period; or (ii) should such quotation not be published on the relevant day and time such interest rate per annum according to such other widely published LIBOR quotation as the Company may select for the relevant Interest Period as of 11:00 a.m. London time two (2) Business Days prior to the commencement of the Interest Period.

                  "ORIGINAL ISSUE DATE" means the date of the first issuance of any Notes, regardless of the number of transfers of any particular Note.

                  "TRIGGERING EVENT" means any of the following events: (a) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market after the Common Stock is first listed or quoted on an Eligible Market following the date of the Purchase Agreement (it being understood that the Company's Common Stock is not currently listed or quoted on an eligible Market) for a period of ten or more Trading Days (which need not be consecutive Trading Days); (b) the Company fails for any reason to deliver [a] certificate evidencing any Securities to [a] Purchaser within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to any Transaction Document are otherwise suspended for any reason; (c) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Note; (d) the Company effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock;
         (e) the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell any Underlying Shares under the Registration Statement, in either case, for five or more Trading Days (which need not be consecutive Trading Days); (f) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within five days after notice of such default is first given to the Company by a Purchaser; (g) the Company defaults in the timely performance of any material obligation under the Transaction Documents and such default continues uncured for a period of 20 days after the date on which notice of such default is first given to the Company by a Purchaser (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 20 days); or (h) the Company materially breaches any of its representations or warranties under the Transaction Documents.

         2. INTEREST.

         (a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note for each Interest Period at a rate (the "INTEREST RATE") which is the greater of (i) 10% per annum or (ii) LIBOR plus 600 basis points per annum; provided at no time shall the Interest Rate exceed 12% per annum. Each Interest Period, other than the Initial Interest Period shall begin on either May 1 or November 1 of each year occurring prior to the Maturity Date. Interest shall be payable quarterly in arrears on each July 31, October 31, January 30 and April 30, except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day (each, an "INTEREST PAYMENT DATE"). The first Interest Payment Date shall be October 31, 2005.

         (b) Subject to the conditions and limitations set forth below, the Company may pay interest on this Note in (i) cash or (ii) shares of registered Common Stock. The Company must deliver written notice to the Holder indicating the manner in which it intends to pay interest and principal at least 30 Trading Days prior to each Interest Payment Date but the Company may indicate in any such notice that the election contained therein shall continue for subsequent Interest Payment Dates until revised. Failure to timely provide such written notice shall be deemed an election by the Company to pay the amount of any interest in cash.

         (c) Notwithstanding the foregoing, the Company may not pay interest or principal by issuing shares of Common Stock unless all of the Equity Conditions are then satisfied with respect to all shares of Common Stock then issuable upon conversion of all outstanding Notes and Warrants. If the Company is required to pay interest in cash on any Interest Payment Date but fails to do so, the Holder may (but shall not be required to) treat such interest as if it had been added to the principal amount of this Note as of such Interest Payment Date or accept any number of shares of Common Stock in lieu of such interest payment.

         (d) In the event that the Company elects to pay interest on any Interest Payment Date in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as such interest or principal shall be (i) determined by dividing the aggregate amount of interest then payable to such Holder by the Market Price (as defined below) as of the applicable Interest Payment Date, and rounding up to the nearest whole share and (ii) paid to such Holder in accordance with Section 2(e) below. The term "MARKET PRICE" shall mean 90% of the arithmetic average of the VWAP for the 20 Trading Days prior to the applicable Interest Payment Date (not including such date).

         (e) In the event that any interest is paid in Common Stock, the Company shall on such Interest Payment Date (i) issue and deliver to such Holder a certificate, free of restrictive legends, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (ii) at all times after the Holder has notified the Company that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission System.

         (f) In the event that any interest is paid in Common Stock, the cash payment will be paid to the Holder from the Escrow Account. If at such time, the Interest Rate shall exceed 10% per annum, the Company shall deposit into the Escrow Account an amount equal to the difference between (i) the product of (a) the actual Interest Rate, (b) the then outstanding principal amount of this Note on such Interest Payment Date and (c) 0.25 and (ii) the product of (a) 0.025 and
(b) the then outstanding principal amount of this Note on such Interest Payment Date.

         3. RANKING AND COVENANTS.

         (a) Except as set forth in SCHEDULE 3.1(aa) or as otherwise permitted in Section 4.10(a) of the Purchase Agreement (the "EXISTING INDEBTEDNESS"), no indebtedness of the Company is senior to or pari passu with this Note in right of payment, whether with respect to principal, interest, damages or upon liquidation or dissolution or otherwise. Other than the Existing Indebtedness and any renewal, refinancing or replacement thereof that does not exceed the aggregate amount of the Existing Indebtedness and the borrowing availability under the related credit or loan agreements on the date hereof, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, that is senior or pari passu in any respect to the Company's obligations under the Notes, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby). The Company will not, and will not permit any Subsidiary to, directly or indirectly, incur any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

         (b) So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition, except pursuant to Section 4.13(a) of the Securities Purchase Agreement; or (ii) issue any Floating Price Security (as defined in Section 10(d)(ii)).

         (c) The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments set forth in SECTION 10 and disregarding any limitations set forth in SECTION 6(b)), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

         (d) The Company covenants that at all times prior to the indefeasible payment in full of the outstanding principal and interest on the Notes, it will not at anytime other than on Interest Payments Dates withdraw any amounts from the Escrow Account without the written consent of the Holders, which such amount shall not exceed the aggregate interest payments due and owing on such Interest Payment Date.

         4. REGISTRATION OF NOTES. The Company shall register the Notes upon records to be maintained by the Company for that purpose (the "NOTE REGISTER") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

         5. REGISTRATION OF TRANSFERS AND EXCHANGES.

         (a) The Holder may assign and transfer this Note (or any part thereof), provided that (i) the Holder effects such assignment in compliance with (A)
Section 4.1 of the Purchase Agreement and with (b) all applicable laws and regulations, including laws relating to the registration of securities under the Securities Act; and (ii) the Holder may not effect any such assignment and transfer more than four (4) times in any twelve (12) month period.

         (b) The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a "NEW NOTE"), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note, provided however, that there shall be no more than four such transfers during any twelve month period beginning on Closing Date as defined in the Purchase Agreement. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

         6. CONVERSION.

         (a) AT THE OPTION OF THE HOLDER. All or any portion of this Note shall be convertible into shares of Common Stock (subject to the limitations set forth in SECTION 6(b)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, plus the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date. The Holder shall effect conversions under this SECTION 6(a) by delivering to the Company a Conversion Notice together with a schedule in the form of SCHEDULE 2 attached hereto (the "CONVERSION SCHEDULE"). If the Holder is converting less than all of the principal amount of this Note, or if a conversion hereunder may not be effected in full due to the application of
SECTION 6(B), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount (and accrued interest) which has not been converted.

         (b) CERTAIN CONVERSION RESTRICTIONS.

                           RELATING TO THE NUMBER OF SHARES.
                           ---------------------------------

                  (A) Subject to Section 6(b)(B), the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Notes (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holders for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "THRESHOLD PERCENTAGE") or 9.999% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitations set forth in this SECTION 6(b)(a) and has determined that issuance of the full number of Underlying Shares issuable in respect of such Conversion Notice does not violate the restrictions contained in this SECTION 6(b)(a).

                  (B) Notwithstanding the provisions of Section 6(b)(a), by written notice to the Company, the Holder shall have the right (x) at any time and from time to time to reduce its Maximum Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the Exchange Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.999% and (y) at any time and from time to time, to waive the provisions of this Section insofar as they relate to the Threshold Percentage or to increase its Threshold Percentage (but not in excess of the Maximum Percentage) unless the Holder shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Threshold Percentage, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Notes.

                  (C) If the Company has not previously obtained Shareholder Approval (as defined below), then the Company may not issue in excess of the Issuable Maximum upon conversions of the Notes. The "ISSUABLE MAXIMUM" means a number of shares equal to 19.99% of the of the Company's outstanding shares on the Closing Date. Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing: (x) the principal amount of Notes issued and sold to such Holder on the Original Issue Date by (y) the aggregate principal amount of Notes issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold Notes, then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion
         Date: (A) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding principal amount of Notes would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the vote of shareholders, as may be required by the applicable rules and regulations of its Trading Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof (the "SHAREHOLDER APPROVAL"), then, the Company shall issue to the converting Holder a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the principal amount of Notes then held by such Holder for which a conversion would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "EXCESS PRINCIPAL AMOUNT"), the applicable Holder shall have the right to require the Company to either: (1) obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2) pay cash, in an amount equal to the Excess Principal Amount (and accrued and unpaid interest thereon). If a Holder shall have elected the first option pursuant to the immediately preceding sentence and the Company shall have failed to obtain the Shareholder Approval on or prior to the 60th day after such request, then within three (3) days of such 60th day, the Company shall pay cash to such Holder an amount equal to Excess Principal Amount (and accrued and unpaid interest thereon). Notwithstanding anything herein to the contrary, if on any date other than a Conversion Date: (A) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding principal amount of Notes would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the Shareholder Approval, then, the Holder shall be entitled to require the Company to pay to it in cash an amount equal to the principal amount of Notes (and accrued and unpaid interest thereon) then held by such Holder for which a potential conversion on such date would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum. The outstanding principal amount of Notes shall be reduced by the Excess Principal Amount upon the Holder's receipt of the Excess Principal Amount pursuant to the terms hereof. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of Notes shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

         7. MECHANICS OF CONVERSION.

         (a) Upon conversion of this Note, the Company shall promptly (but in no event later than three Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends unless a registration statement covering the resale of the Underlying Shares and naming the Holder as a selling stockholder thereunder is not then effective and such Underlying Shares are not then freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. The Company shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

         (b) The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a New Note representing the remaining outstanding principal amount. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount.

         (c) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

         (d) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to SECTION 7(a), then the Holder will have the right to rescind such conversion.

         (e) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to SECTION 7(a), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall either (i) pay cash to such Purchaser in an amount equal to such Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

         8. PREPAYMENT AT THE OPTION OF THE COMPANY

         (a) At any time following the sixth month after the Effective Date, upon delivery of a written notice to the Holder (a "COMPANY PREPAYMENT NOTICE" and the date such notice is delivered by the Company, the "COMPANY NOTICE DATE"), the Company shall be entitled to prepay all or any portion of the outstanding principal amount of this Note plus any accrued and unpaid interest thereon for an amount in cash equal to the Company Prepayment Price. Notwithstanding anything to the contrary, the Company shall only be entitled to deliver a Company Prepayment Notice pursuant to the terms hereof if the Equity Conditions are satisfied with respect to all shares of Common Stock issuable pursuant to the Transaction Documents on the Company Notice Date. If any of the Equity Conditions shall cease to be in effect during the period between the Company Notice Date and the date the Company Prepayment Price is paid in full, then the Holder subject to such prepayment may elect, by written notice to the Company given at any time after any of the Equity Conditions shall cease to be in effect, to invalidate AB INITIO such optional prepayment, notwithstanding anything herein contained to the contrary. The Holder may, within 5 Trading Days of its receipt of the Company Prepayment Notice, convert any portion of the outstanding principal amount of this Note and any accrued and unpaid interest thereon subject to a Company Prepayment Notice. Once delivered, the Company shall not be entitled to rescind a Company Prepayment Notice.

         (b) The Company Prepayment Price shall be due on the 5th Trading Day immediately following the Company Notice Date. Any such prepayment shall be free of any claim of subordination. If any portion of the Company Prepayment Price shall not be timely paid by the Company, interest shall accrue thereon at the rate of 12% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Company Prepayment Price plus all such interest is paid in full, which payment shall constitute liquidated damages and not a penalty. In addition, if any portion of the Company Prepayment Price remains unpaid after such date, the Holder subject to such prepayment may elect by written notice to the Company to invalidate AB INITIO such Company Prepayment Notice with respect to the unpaid amount, notwithstanding anything herein contained to the contrary and no interest shall be owed to the Holder in respect thereof. If the Holder makes such an election, the principal amount of this Note, together with the accrued and unpaid interest thereon shall be reinstated with respect to such unpaid amount and the Company shall no longer have any prepayment rights under this Section 8.

         (c) Notwithstanding anything to the contrary herein, the Company may not elect a prepayment pursuant to Section 8(a) unless the Company makes such prepayment election to all of the Holder's on a pro rata basis, based on such Holders then outstanding principal amount of Notes.

         9. EVENTS OF DEFAULT.

         (a) "EVENT OF DEFAULT" means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           (i) any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise);

                           (ii) the Company or any Subsidiary defaults in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $500,000, whether such indebtedness now exists or is hereafter created, and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                           (iii) the occurrence of a Triggering Event; or

                           (iv) the occurrence of a Bankruptcy Event.

         (b) At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an "EVENT NOTICE"), to require the Company to repurchase all or any portion of (i) the outstanding principal amount of this Note, at a repurchase price equal to the greater of (A) 115% of such outstanding principal amount, plus all accrued but unpaid interest thereon through the date of payment, or (B) the Event Equity Value of the Underlying Shares issuable upon conversion of such principal amount and all such accrued but unpaid interest thereon, and (ii) any Underlying Shares issued to such Holder upon conversion of Notes and then owned by the Holder, at a price per share equal to the Event Equity Value of such issuable and issued Underlying Shares. The aggregate amount payable pursuant to the preceding sentence is referred to as the "EVENT PRICE." The Company shall pay the Event Price to the Holder no later than the fifth Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver this Note and certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such certificates have been delivered to the Holder).

         (c) Upon the occurrence of any Bankruptcy Event, all amounts pursuant to SECTION 9(B) shall immediately become due and payable in full in cash, without any further action by the Holder.

         (d) In connection with any Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, except as provided herein, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such [declaration] may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

         10. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

         11. CERTAIN ADJUSTMENTS. The Conversion Price is subject to adjustment from time to time as set forth in this SECTION 11.

         (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this
Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this
SECTION 11(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this SECTION 11(a) shall become effective immediately after the effective date of such subdivision or combination.

         (b) PRO RATA DISTRIBUTIONS. If the Company, at any time while this Note is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then in each such case the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Conversion Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an "APPRAISER"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Conversion Price, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Underlying Shares for which this Note could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any conversion of the Note that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion (if applicable), such Distributed Property.

         (c) FUNDAMENTAL CHANGES. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock described in SECTION 11(a)) (in any such case, a "FUNDAMENTAL CHANGE"), then upon any subsequent conversion of this

Note, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Change. In the event of a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:


                  (x) this Note shall thereafter entitle the Holder to purchase the Alternate Consideration,

                  (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Note and the Purchase Agreement, and

                  (z) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder's request, any successor to the Company or surviving Person in such Fundamental Change shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this SECTION 11(C) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change. If any Fundamental Change constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Change, the Company (or any such successor or surviving entity) will purchase this Note from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Note on the date of such request.

         (d) SUBSEQUENT EQUITY SALES.

                           (i) If, at any time while this Note is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "COMMON STOCK EQUIVALENTS") at an effective net price to the Company per share of Common Stock (the "EFFECTIVE PRICE") less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "DEEMED NUMBER") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. The Effective Price of Common Stock or Common Stock Equivalents issued in any transaction in which more than one type of securities are issued shall give effect to the allocation by the Company of the aggregate amount paid for such securities among the different securities issued in such transaction.

                           (ii) If, at any time while this Note is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

                           (iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of (A) the issuance of Common Stock upon exercise or conversion of any Common Stock Equivalents described in SCHEDULE 3.1(G) to the Purchase Agreement (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule); (B) to officers, directors or employees of, or advisers, consultants or independent contractors acting in a similar capacity to, the Company pursuant to restricted stock issuances, stock grants, stock options or similar employee stock incentives, in each case approved by the Board of Directors of the Company; or (C) the issuance of securities in connection with a bona fide joint venture or development agreement or strategic partnership or similar agreement approved by the Company's board of directors, the primary purpose of which is not to raise equity capital.

         (e) CALCULATIONS. All calculations under this SECTION 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

         (f) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this SECTION 11, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

         (g) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         12. NO FRACTIONAL SHARES. The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this SECTION 12, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

         13. NOTICES. Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this SECTION 13 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this SECTION 13 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to the address set forth in the Purchase Agreement, or (ii) if to the Holder, to the address or facsimile number appearing on the Company's Noteholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this SECTION 13.

         14. MISCELLANEOUS.

         (a) This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company shall not be permitted to assign this Note.

         (b) Subject to SECTION 14(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

         (C) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

         (d) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

         (e) In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

         (f) In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price shall be amended to appropriately account for such event.

         (g) No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.


                                             VASO ACTIVE PHARMACEUTICALS, INC.


                                             By ______________________________
                                             Name:
                                             Title:

                                                                      SCHEDULE 1

                            FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of Senior Secured Convertible Notes (the "Notes") into shares of common stock, no par value (the "COMMON STOCK"), of Vaso Active Pharmaceuticals, Inc., a Delaware corporation, according to the conditions hereof, as of the date written below.


                      __________________________________________________________
                      Date to Effect Conversion


                      __________________________________________________________
                      Principal amount of Notes owned prior to conversion


                      __________________________________________________________
                      Principal amount of Notes to be converted
                      (including accrued but unpaid interest thereon)


                      __________________________________________________________
                      Number of shares of Common Stock to be Issued


                      __________________________________________________________
                      Applicable Conversion Price


                      __________________________________________________________
                      Principal amount of Notes owned subsequent to Conversion


                      __________________________________________________________
                      Name of Holder

                      By _______________________________________________________
                      Name:
                      Title:

                                                                                                             SCHEDULE 2


                                                  CONVERSION SCHEDULE
                                                  -------------------

This Conversion Schedule reflects conversions of the Senior Secured Convertible Notes issued by Vaso Active
Pharmaceuticals, Inc.

------------------------------------ ----------------------------------- ----------------------------------------------
                                                                             Aggregate Principal Amount Remaining
        Date of Conversion                  Amount of Conversion                   Subsequent to Conversion
------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------


                                                          21

                                    EXHIBIT C
                                    ---------

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE COMPANY MAY, IN ACCORDANCE WITH SECTION 4.1(A) OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AUGUST 16, 2005, AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, REQUIRE AN OPINION OF COUNSEL REGARDING SUCH MATTERS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.



                        VASO ACTIVE PHARMACEUTICALS, INC.

                                     WARRANT
                                     -------

Warrant No. [  ]                                         Dated:  August 16, 2005

         Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the "HOLDER"), is entitled to purchase from the Company up to a total of [ ] shares of common stock, $0.0001 par value per share (the "COMMON STOCK"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES") at an exercise price equal to $0.77 per share (as adjusted from time to time as provided in SECTION 9, the "EXERCISE PRICE"), at any time and from time to time from and after the date hereof and through and including the date that is five years from the date of issuance hereof (as such date may be extended as provided in Section 15 the "EXPIRATION DATE"), and subject to the following terms and conditions. This Warrant (this "WARRANT") is one of a series of similar Warrants issued pursuant to that certain Securities Purchase Agreement, dated as of August 16, 2005, by and among the Company and the Purchasers identified therein (the "PURCHASE AGREEMENT"). All such Warrants are referred to herein, collectively, as the "WARRANTS."

         1. DEFINITIONS. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

         2. REGISTRATION OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         3. REGISTRATION OF TRANSFERS.

                  (a) The Holder may assign and transfer this Warrant (or any part thereof), provided that (i) the Holder effects such assignment in compliance with (A) Section 4.1 of the Purchase Agreement and with (B) all applicable laws and regulations, including laws relating to the registration of securities under the Securities Act; and (ii) the Holder may not effect any such assignment and transfer more than four (4) times in any twelve (12) month period.

                  (b) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant, provided however, that there shall be no more than four such transfers during any twelve (12) month period beginning on Closing Date as defined in the Purchase Agreement.

         4. EXERCISE AND DURATION OF WARRANTS.

                  (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Expiration Date exceeds the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 6:30 P.M. New York City time on the Expiration Date if a "cashless exercise" may occur at such time pursuant to Section 10 below. Notwithstanding anything to the contrary herein, the Expiration Date shall be extended for each day following them First Effective Date that the First Registration Statement is not effective.

                  (b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the "EXERCISE NOTICE"), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a "cashless exercise" if so indicated in the Exercise Notice and if a "cashless exercise" may occur at such time pursuant to this Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "EXERCISE DATE." The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

         5. DELIVERY OF WARRANT SHARES.

                  (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                  (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

                  (c) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

                  (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

         6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         7. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

         8. RESERVATION OF WARRANT SHARES(1). The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of SECTION 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

--------------
(1) The Warrant under the AIR will reflect, as appropriate, the share reservation provisions of Section 4.5(a) of the Securities Purchase Agreement referred to above.

         9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this SECTION 9.

                  (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

                  (b) PRO RATA DISTRIBUTIONS. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company, (an "APPRAISER"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which this Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any exercise of the Warrant that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

                  (c) FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. In the event of a Fundamental Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:


                  (x) this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this section 9(c),

                  (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant and the Purchase Agreement, and

                  (z) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

                  (d) SUBSEQUENT EQUITY SALES.

                           (i) If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "COMMON STOCK EQUIVALENTS") at an effective net price to the Company per share of Common Stock (the "EFFECTIVE PRICE") less than the Exercise Price (as adjusted hereunder to such date), then the Exercise Price shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "DEEMED NUMBER") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. The Effective Price of Common Stock or Common Stock Equivalents issued in any transaction in which more than one type of securities are issued shall give effect to the allocation by the Company of the aggregate amount paid for such securities among the different securities issued in such transaction.

                           (ii) If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

                           (iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any Excluded Stock.

                  (e) NUMBER OF WARRANT SHARES. Simultaneously with any adjustments to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                  (f) CALCULATIONS. All calculations under this SECTION 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (g) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this SECTION 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

                  (h) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         10. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in immediately available funds; PROVIDED, HOWEVER, that if at anytime following the Required Effectiveness Date, the Registration Statement is not effective, the Holder may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                  X = Y [(A-B)/A]
         where:
                                  X = the number of Warrant Shares to be issued to the Holder.

                                  Y = the number of Warrant Shares with
                                  respect to which this Warrant is
                                  being exercised.

                                  A = the average of the Closing Prices
                                  for the five Trading Days immediately
                                  prior to (but not including) the
                                  Exercise Date.

                                  B = the Exercise Price.

                  For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

         11. LIMITATION ON EXERCISE. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "THRESHOLD PERCENTAGE") or 9.999% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitations set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitations referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder shall have the right (x) at any time and from time to time to reduce its Maximum Percentage immediately upon notice to the Company in the event and only to the extent that
Section 16 of the Exchange Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.999% and (y) at any time and from time to time, to waive the provisions of this Section insofar as they relate to the Threshold Percentage or to increase or decrease its Threshold Percentage (but not in excess of the Maximum Percentage) unless the Holder shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase or decrease its Threshold Percentage, but (i) any such waiver, increase or decrease will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

                  (b) Notwithstanding anything to the contrary contained herein, the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 19.99% of the outstanding shares of Common Stock immediately preceding the Closing Date (the "ISSUABLE MAXIMUM"), unless the Company obtains shareholder approval in accordance with the rules and regulations of the applicable Trading Market. If, at the time any Holder requests an exercise of any of the Warrants, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Holder requesting such exercise a number of shares of Common Stock not exceeding such Holder's pro-rata portion of the Issuable Maximum (based on such Holder's share (vis-a-vis other Holders) of the aggregate purchase price paid under the Purchase Agreement and taking into account any Warrant Shares previously issued to such Holder). For the purposes hereof, "ACTUAL MINIMUM" shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants, without giving effect to (x) any limits on the number of shares of Common Stock that may be owned by a Holder at any one time, or (y) any additional Underlying Shares that could be issuable as a result of any future possible adjustments made under Section 9(d).

         12. FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

         13. NOTICES. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.

         14. WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         15. EXTENSION OF EXPIRATION DATE. At the option of the Holder, the Expiration Date may be extended for the number of Trading Days during any period occurring after the Required Effectiveness Date in which (i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Holders for the resale of Registrable Securities thereunder.

         16. MISCELLANEOUS.

                  (a) Subject to the restrictions on transfer set forth on the first page hereof, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

                  (C) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS WARRANT ), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS WARRANT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

                  (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                            VASO ACTIVE PHARMACEUTICALS, INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  VASO ACTIVE PHARMACEUTICALS, INC.

The undersigned is the Holder of Warrant No. _______ (the "WARRANT") issued by Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1. The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2. The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3. The Holder intends that payment of the Exercise Price shall be made as (check one):

                                    ____    "Cash Exercise" under Section 10

                                    ____    "Cashless Exercise" under Section 10
                                            (if permitted)

4. If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5. Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6. Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.



Dated: _______________, _____       Name of Holder:

                                    (Print)________________________

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                               FORM OF ASSIGNMENT

         [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Vaso Active Pharmaceuticals, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Vaso Active Pharmaceuticals, Inc. with full power of substitution in the premises.



Dated: __________________ , ___

                                    ____________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                    ____________________________________________
                                    Address of Transferee

                                    ____________________________________________

                                    ____________________________________________





In the presence of:



__________________________

                                   EXHIBIT D

                                PLEDGE AGREEMENT


         This PLEDGE AGREEMENT, dated as of August 16, 2005 (the "AGREEMENT"), is by and between Vaso Active Pharmaceuticals, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the "PLEDGOR"), and Iroquois Master Fund, Ltd., as agent (in such capacity, together with its successors in such capacity, the "AGENT") for the equal and ratable benefit of the Purchasers (as each such term is defined in the Purchase Agreement).

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Pledgor and each of the Purchasers are parties to a Securities Purchase Agreement dated as of August 16, 2005 (as modified and supplemented and in effect from time to time, the "PURCHASE Agreement"), that provides, subject to the terms and conditions thereof, for the issuance and sale by the Company to the Purchasers, severally and not jointly, Notes, Warrants and Additional Investment Rights as more fully described in the Purchase Agreement.

         WHEREAS, the Pledgor will derive substantial benefit from the purchase of the Notes, Warrants and Additional Investment Rights by the Purchasers under the Purchase Agreement;

         WHEREAS, the Pledgor owns certain issued and outstanding shares of the capital stock of the entities listed on ANNEX 1 hereto;

         WHEREAS, it is a condition precedent to the obligations of each of the Purchasers under the Purchase Agreement that the Pledgor shall have granted the assignment and security interests contemplated by this Agreement and the Security Agreement dated as of August 16, 2005 by and between the Pledgor and the Purchasers identified on the signature pages thereto, and the Purchasers are relying on the undertakings of the Pledgor contained herein and therein;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Agent for the equal and ratable benefit of each of the Purchasers as follows:

                  SECTION 1 DEFINITIONS.
                            -----------

                  (a) Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Security Agreement. Unless otherwise stated, any reference in this Agreement to any Person shall include its permitted successors and assigns and any Person succeeding to its functions and capacities.

                  (b) As used in this Agreement, the following terms shall have the following respective meanings (all terms defined in this Section 1(b) or in the other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

                  "PLEDGED COLLATERAL" shall have the meaning assigned to such term in Section 2 hereof.

                  "PLEDGED STOCK" shall have the meaning assigned to such term in Section 2(a) hereof.

                  "STOCK COLLATERAL" shall have the meaning assigned to such term in Section 2(c) hereof.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  SECTION 2 ASSIGNMENT. As security for the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, now existing or hereafter arising, the Pledgor hereby pledges, assigns, hypothecates and transfers to the Agent for the equal and ratable benefit of each of the Purchasers and hereby grants to the Agent for the equal and ratable benefit of each of the Purchasers a Lien on and security interest in, all of the Pledgor's right, title and interest in, to and under the following, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located (collectively the "PLEDGED COLLATERAL"):

                  (a) the shares of capital stock of the entities identified in ANNEX 1 hereto and all other shares of capital stock of whatever class of such entities, now or hereafter owned by the Pledgor, together with in each case the certificates evidencing the same (collectively, the "PLEDGED STOCK");

                  (b) all shares, securities, money or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or with respect to the Pledged Stock or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) without affecting the obligations of the Pledgor, in the event of any consolidation or merger in which one of the entities listed on ANNEX 1 is not the surviving corporation, all shares owned by the Pledgor of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, warrants, rights, options, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "STOCK COLLATERAL"); and

                  (d) to the extent not included in the foregoing, all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing.

                  SECTION 3 SECURITY FOR SECURED OBLIGATIONS. This Agreement and the Security Agreement secure the payment and performance by the Pledgor of all of the Secured Obligations now existing or hereafter arising.

                  SECTION 4 DUTIES OF THE AGENT; PLEDGOR REMAINS LIABLE.
                            -------------------------------------------

                  (a) The rights conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such rights. The Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. None of the Agent, any of the Purchasers or any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor or any other Person for any act or failure to act, other than with respect to gross negligence or willful misconduct of the Agent.

                  (b) Anything herein to the contrary notwithstanding, the Pledgor shall remain liable to perform all of its duties and obligations in respect of the Pledged Collateral to the same extent as if this Agreement had not been executed. The exercise by the Agent of any of its rights and remedies hereunder shall not release the Pledgor from any of its duties or obligations in respect of the Pledged Collateral. Neither the Agent nor any of the Purchasers shall have any obligation in respect of the Pledged Collateral by reason of this Agreement, or be obligated to perform any of the obligations or duties of the Pledgor in respect of the Pledged Collateral or to take any action to collect or enforce any claim for payment or any other right assigned hereunder.

                  SECTION 5 REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

                  (a) The chief place of business and chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Collateral (herein collectively called the "RECORDS") is located at 99 Rosewood Drive, Suite 260, Danvers, MA 01923.

                  (b) The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all other places where necessary in light of the business and properties it conducts and owns and has the full power, authority and legal right to execute, deliver and perform its obligations under this Agreement.

                  (c) The execution, delivery and performance by the Pledgor of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the board of directors or of any shareholder of Pledgor or of any other Person that has not been duly obtained, (ii) violate any provision of the certificate of incorporation or the by-laws of the Pledgor or any governmental rule, statute, law, code, ordinance or approval applicable to the Pledgor, (iii) except as set forth in Annex 2 result in a breach of or constitute a default under any indenture or loan or credit agreement or other material agreement, lease or instrument to which the Pledgor is a party or by which its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien (other than the pledge provided for herein), upon or with respect to any of the property now owned or hereafter acquired by the Pledgor; and the Pledgor is not in violation of any material governmental rule, statute, law, code, ordinance or approval or in breach of or default under any indenture, loan or credit agreement or other material agreement, lease or instrument referred to in clause (iii) hereof.

                  (d) This Agreement has been duly authorized, executed and delivered by the Pledgor, is in full force and effect and is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with the terms hereof, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors rights generally and subject to any equitable principles limiting the right to obtain specific performance of such obligation.

                  (e) This Agreement creates in favor of the Agent, for the equal and ratable benefit of each of the Purchasers, a valid and, upon transfer of the Pledged Stock to the Agent, enforceable Lien in and on the Pledged Collateral, subject to no Liens other than Permitted Liens, securing the payment and performance of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such Lien and the priority thereof, including the transfer of such Pledged Stock to the Agent, have been duly made or taken.

                  (f) No government approval by, and no filing with, any Person is required either (i) for the grant by the Pledgor of the Liens granted hereby or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the perfection (except as has been duly taken) of the Liens created hereby or the exercise by the Agent of the rights and remedies hereunder.

                  (g) The Pledgor is lawfully possessed of ownership of and has good and marketable title to the Pledged Collateral, subject to no Liens other than Permitted Liens (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), and has full power and lawful authority to grant the Liens in and on the Pledged Collateral hereunder.

                  (h) The Pledged Stock of the Issuers identified in ANNEX 1 hereto is, and all other Pledged Stock will be, duly authorized, validly issued, fully paid and nonassessable, and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the entity that issued such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein).

                  (i) The Pledged Stock of the Issuers identified in ANNEX 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the entity that issued such Pledged Stock beneficially owned (directly or indirectly) by the Pledgor on the date hereof.

                  (j) There is no action, suit or proceeding at law or in equity or by or before any Person, arbitral tribunal or other body now pending or, to the knowledge of Pledgor, threatened against or affecting the Pledgor or any of its properties, rights or assets or the Pledged Collateral.

                  (k) No effective financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any recording office, except as may have been filed with respect to Permitted Liens or pursuant to this Agreement.

                  (l) The Pledgor is not (i) an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company," or any "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 6 FURTHER ASSURANCES.

                  (a) The Pledgor shall, if any of the above-described shares, securities, warrants, rights or options required to be pledged by the Pledgor under Section 2 hereof are received by the Pledgor, forthwith either (i) transfer and deliver to the Agent such shares or securities so received by the Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Pledged Collateral, and/or (ii) take such other action as the Agent shall reasonably deem necessary or desirable to create, preserve, validate, perfect or protect the Liens created hereunder in such shares, securities, rights, warrants and options.

                  (b) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, furnish opinions of counsel for the Pledgor, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to create, preserve, validate, perfect or protect the Liens granted or purported to be granted hereby or the priority thereof or to enable the Agent to exercise and enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, the Pledgor will: (i) if any Pledged Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent for the benefit of each of the Purchasers such note or instrument duly indorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary or as the Agent may reasonably request, in order to create, preserve, validate, perfect or protect the Liens granted or purported to be granted hereby, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Stock Collateral).

                  (c) The Pledgor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law.

                  (d) The Pledgor shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

                  (e) The Pledgor will warrant and defend its title to the Pledged Collateral against the claims and demands of all Persons (other than the Purchasers) whomsoever.

                  (f) The Pledgor shall hold and preserve all records and permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from the records, and permit representatives of the Agent to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Pledged Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Pledged Collateral, all in such manner as the Agent may require.

                  SECTION 7 PLACE OF PERFECTION; RECORDS. The Pledgor shall give the Agent at least 30 days' prior written notice before it changes its corporate name, or the name under which it does business, or the location of its chief executive office or the office where the Pledgor keeps its records and shall at the expense of the Pledgor execute and deliver such instruments and documents as required to maintain a prior perfected security interest in the Pledged Collateral and as requested by the Agent. The Pledgor shall not, without such prior written notice to the Agent, change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

                  SECTION 8 COVENANTS OF THE PLEDGOR. The Pledgor covenants and agrees that, until the security interest granted hereby is terminated in accordance with Section 15 hereof:

                  (a) The Pledgor shall use its reasonable best efforts to preserve and maintain its corporate existence and all of its rights, privileges and franchises that are necessary for the fulfillment of its obligations under this Agreement.

                  (b) The Pledgor shall pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Pledged Collateral or upon the Liens provided for herein (except for Liens for taxes and assessments not then delinquent and those being properly contested in good faith) as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a Lien thereon, and will retain copies of, and, upon request, permit the Agent to examine, receipts showing payment of any of the foregoing.

                  (c) The Pledgor shall not create, incur, assume or suffer to exist any Lien upon any of the Pledged Collateral other than Permitted Liens.

                  SECTION 9 AGENT APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, the Pledgor hereby irrevocably appoints the Agent as the Pledgor's attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument that the Agent may deem to be necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Pledged Collateral, to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of this Agreement. Notwithstanding the foregoing, the Agent shall not be obligated to exercise any right or duty as attorney-in-fact, and shall have no duties to the Pledgor in connection therewith.

                  SECTION 10 AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, upon reasonable notice to the Pledgor, the Agent may itself perform or cause performance of this Agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor.

                  SECTION 11 RIGHTS AND REMEDIES.

                  (a) If any Event of Default shall have occurred and be continuing, all payments thereafter received by the Pledgor under or in connection with the Pledged Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement).

                  (b) If an Event of Default shall have occurred and be continuing, (i) the Agent shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral, and
(ii) all payments thereafter made to the Pledgor in respect of the Pledged Collateral and received by the Agent in accordance with the provisions of this Agreement or otherwise, and all proceeds of the Pledged Collateral received by the Agent pursuant to paragraph (c) below, may (x) be held by the Agent as collateral for the Secured Obligations and/or (y) then or at anytime thereafter during the continuance of such Event of Default, be applied thereto in accordance with the provisions of Section 4.09 of the Security Agreement.

                  (c) If (i) an Event of Default shall have occurred and be continuing and (ii) any of the Secured Obligations shall have been declared to be, or shall have become, due and payable then, in addition to any other rights and remedies provided for herein or which may otherwise be available, the Agent may, without any further demand, advertisement or notice (except as expressly provided for below in this Section 11(c)), exercise all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and in addition, (x) may apply the moneys, if any, then held by it as part of the Pledged Collateral, for the purposes and in the order provided in Section 4.09 of the Security Agreement and (y) if there shall be no such moneys or the moneys so applied shall be insufficient to satisfy in full all Secured Obligations, may sell the Pledged Collateral, or any part thereof, as hereinafter provided in this Section 11(c) and otherwise to the fullest extent permitted by law. The Pledged Collateral may be sold in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Agent, at the Agent's place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as the Agent shall deem appropriate. Any of the Purchasers may be a purchaser of any or all of the Pledged Collateral so sold at a public sale and, to the extent permitted by law, at a private sale, and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind, and, the obligations of the Pledgor to such purchaser may be applied as a credit against the purchase price. The Agent may, in its sole discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention. Upon any public or private sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser (including the Agent or any of the other Purchasers) at any such sale shall hold the Pledged Collateral so sold, absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, of the Pledgor, and the Pledgor hereby specifically waives, to the full extent it may lawfully do so, all rights of redemption, stay or appraisal that it has or may have under any rule of law or statute now existing or hereafter adopted. The Agent shall give the Pledgor at least ten days' notice (which the Pledgor agrees is reasonable notification within the meaning of Section 9-504(3) of the UCC) of any such public or private sale. Such notice shall state the time and place fixed for such sale. Any sale shall be held at such time or times within ordinary business hours as the Agent shall fix in the notice of such sale. At any such sale the Pledged Collateral may be sold in one lot as an entirety or in separate parcels. The Agent shall not be obligated to make any sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Agent until the full selling price is paid by the purchaser thereof, but neither the Agent nor any of the other Purchasers shall incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold, and, in case of any such failure, such Pledged Collateral may again be sold pursuant to the provisions hereof. All cash proceeds of any such sale, and any other realization upon all or any part of the Pledged Collateral, shall be held or applied by the Agent in the manner provided in Section 4.09 of the Security Agreement.

                  (d) Instead of exercising the power of sale provided in
Section 11(c) hereof, the Agent may proceed by a suit or suits at law or in equity to foreclose the Lien under this Agreement and sell the Pledged Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction.

                  (e) The Agent as attorney-in-fact pursuant to Section 9 hereof may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Collateral sold pursuant to Section 11(c) or Section 11(d) hereof, and the Pledgor hereby ratifies and confirms all that the Agent, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Pledgor shall, if so requested by the Agent, ratify and confirm any sale or sales by executing and delivering to the Agent, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of the Agent, be advisable for the purpose.

                  (f) The receipt by the Agent of the purchase money paid at any sale made by it shall be a sufficient discharge therefor to any purchaser of the Pledged Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or the representatives or assigns of such purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

                  (g) The Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner in accordance with the terms of this Agreement and applicable law. The Pledgor hereby waives, to the full extent permitted by applicable law, any claims against any of the Purchasers arising by reason of the fact that the price at which the Pledged Collateral, or any part thereof, may have been sold at a private sale to an unrelated third party in an arm's length transaction was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured obligations, even if the Agent accepts the first offer received which the Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Pledged Collateral to more than one offeree. To the fullest extent permitted by law, the Pledgor shall have the burden of proving that any such sale of the Pledged Collateral was conducted in a commercially unreasonable manner.

                  (h) It is the express understanding and intent of the parties that, as to any personal property interests subject to Article 9 of the UCC, the Agent, upon the occurrence of an Event of Default, may proceed under the UCC or may proceed as to both real and personal property interests in accordance with the provisions of any mortgages and treat both real and personal property interests as one parcel or package of security.

                  (i) Each and every right and remedy of the Agent shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Security Agreement or Purchase Agreement or now or hereafter existing at law or in equity or by statute.

                  (j) If the proceeds of any sale, collection, liquidation or other realization of or upon the Pledged Collateral are not sufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Agent or any other of the Purchasers shall have the right to proceed against the Pledgor for any such deficiency. Furthermore, if the proceeds of the any sale exceed the costs and expenses of the realization and the payment in full of the Secured Obligations, the balance of the proceeds from such sale shall be paid over to the Pledgor, as promptly thereafter as practicable.

                  (k) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale to an unrelated third party in an arm's length transaction may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, provided that any such private sale shall be conducted in a commercially reasonable manner. Notwithstanding anything in this paragraph (k) to the contrary, the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to register it for public sale.

                  SECTION 12 AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor or the Agent herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

                  SECTION 13 ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopy or telex communication) and shall be mailed, telecopied, telexed or delivered to the Pledgor or to the Agent addressed to either party at its applicable address specified in the Security Agreement, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 13. All such notices and other communications shall, when mailed, telecopied or telexed, respectively, be effective when deposited in the mails, telecopied or telexed, respectively, addressed as aforesaid.

                  SECTION 14 CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing assignment of and security interest in the Pledged Collateral and shall (a) remain in full force and effect until the security interest granted hereby is terminated in accordance with the third sentence of this Section 14, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the other Purchasers and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), subject to
Section 4.1 of the Purchase Agreement, any Purchaser may assign or otherwise transfer any Note or other evidence of indebtedness held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Purchaser, herein or otherwise. Upon expiration of 90 days after the payment in full of all of the Secured Obligations (other than contingent obligations for which no claim has been made), and provided that, in respect of the Pledgor, during such 90-day period no Event of Default specified in clause (f) or (g) of Section 10 of the Notes and no event which, with the giving of notice or lapse of time or both, would become such an Event of Default, the security interest granted hereby shall terminate, and all rights to the Pledged Collateral shall revert to the Pledgor and the Agent shall return any of the Pledged Collateral in its possession to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                  SECTION 15 SECURITY-INTEREST ABSOLUTE. The rights and remedies of the Agent hereunder, the Liens created hereby and the obligations of the Pledgor hereunder are absolute, irrevocable and unconditional, irrespective of:

                  (a) the validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto;

                  (b) any amendment to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privileges under or in respect of any of the Secured Obligations or any other agreement or instrument relating thereto;

                  (c) the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

                  (d) any substitution, release or exchange of any other security for or guarantee of any of the Secured Obligations or the failure to create, preserve, validate, perfect or protect any other Lien granted or purported to be granted to, or in favor of, the Agent or any of the other Purchasers; or

                  (e) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor, it being the intent of this Section 16 that the obligations of the Pledgor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

                  SECTION 16 SUBROGATION. The Pledgor shall not exercise, and hereby irrevocably waives, any rights that it may acquire by way of subrogation under or in connection with this Agreement. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time, such amount shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent to be credited and applied against the satisfaction of the Secured Obligations.

                  SECTION 17 REINSTATEMENT. This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Pledgor in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Pledgor shall indemnify the Agent and each of the other Purchasers on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or any of the other Purchasers in connection with such rescission or restoration.

                  SECTION 18 GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OF PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES

HEREUNDER, ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED IN SECTION 1 HEREOF, TERMS USED IN ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

                  SECTION 19 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PLEDGOR AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PLEDGOR AND THE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 20 HEADINGS. Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

                  SECTION 21 EXPENSES. The Pledgor agrees to pay or reimburse all out-of-pocket expenses of the Agent (including, without limitation, fees of counsel) in respect of, or incident to, the enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating thereto.

                  SECTION 22 NO THIRD PARTY BENEFICIARIES. The agreements of the parties hereto are solely for the benefit of the Pledgor, and the Agent on behalf of each of the Purchasers, and no Person (other than the parties hereto and each of the Purchasers) shall have any rights hereunder.

                  SECTION 23 SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any provision in any other jurisdiction.

                  SECTION 24 NO WAIVER. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  SECTION 25 AGENTS. Each Purchaser agrees to appoint Iroquois Master Fund, Ltd. as its Agent for purposes of this Agreement. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  SECTION 26 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


PLEDGOR:                         VASO ACTIVE PHARMACEUTICALS, INC.


                                 By: ______________________________
                                      Name:
                                      Title:



AGENT:                           IROQUOIS MASTER FUND, LTD.


                                 By: ______________________________
                                      Name:
                                      Title:

PURCHASERS:                      IROQUOIS MASTER FUND, LTD.


                                 By: ______________________________
                                      Name:
                                      Title:

PURCHASERS:                      __________________________________


                                 By: ______________________________
                                      Name:
                                      Title:

                                     ANNEX 1


           ENTITIES IN WHICH THE COMPANY IS PLEDGING ITS CAPITAL STOCK

                                                       Approximate
           ENTITY                                  PERCENTAGE INTEREST
           ------                                  -------------------

                                   EXHIBIT E

                               SECURITY AGREEMENT


         This SECURITY AGREEMENT, dated as of August 16, 2005 (the "AGREEMENT") is by and among Vaso Active Pharmaceuticals, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"), the Purchasers identified on the signature pages hereto (each, a "PURCHASER" and collectively, the "PURCHASERS") and Iroquois Master Fund, L.P., as agent for the Purchasers (in such capacity, together with its successors in such capacity, the "AGENT").

         The Company and each of the Purchasers are parties to a Securities Purchase Agreement dated as of August 16, 2005 (as modified and supplemented and in effect from time to time, the "PURCHASE AGREEMENT"), that provides, subject to the terms and conditions thereof, for the issuance and sale by the Company to each of the Purchasers, severally and not jointly, Notes, Warrants and Additional Investment Rights as more fully described in the Purchase Agreement.

         To induce each of the Purchasers to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

         Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Purchase Agreement. In addition, as used herein:

         "ACCOUNTS" shall have the meaning ascribed thereto in Section 3(d) hereof.

         "BUSINESS" shall mean the businesses from time to time, now or hereafter, conducted by the Company and its Subsidiaries.

                  "COLLATERAL" shall have the meaning ascribed thereto in
Section 3 hereof.

         "COPYRIGHT COLLATERAL" shall mean all Copyrights, whether now owned or hereafter acquired by the Company, that are associated with the Business.

         "COPYRIGHTS" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

         "DOCUMENTS" shall have the meaning ascribed thereto in Section 3(j) hereof.

         "EQUIPMENT" shall have the meaning ascribed thereto in Section 3(h) hereof.

         "EVENT OF DEFAULT" shall have the meaning ascribed thereto in Section 8 of the Notes.

         "EXCLUDED COLLATERAL" shall mean the assets listed on ANNEX 2 hereto.

         "INSTRUMENTS" shall have the meaning ascribed thereto in Section 3(e) hereof.

         "INTELLECTUAL PROPERTY" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with
(a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Company of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by the Company that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company pertaining to the operation by the Company and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

         "INVENTORY" shall have the meaning ascribed thereto in Section 3(f) hereof.

         "ISSUERS" shall mean, collectively, the respective entities identified on ANNEX 1 hereto, and all other entities formed by the Company or entities in which the Company owns or acquires any capital stock or similar interest.

         "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

         "MOTOR VEHICLES" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

         "PATENT COLLATERAL" shall mean all Patents, whether now owned or hereafter acquired by the Company that are associated with the Business.

         "PATENTS" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

         "PERMITTED INDEBTEDNESS" shall mean the Company's indebtedness, liabilities and obligations existing on the date hereof and any future capitalized leases, purchase money indebtedness and the Notes.

         "PERMITTED LIENS" shall mean (i) the Company's existing Liens as disclosed in the Current SEC Report or ANNEX 5 hereto, (ii) the security interests created by this Agreement and the Pledge Agreement, (iii) Liens of local or state authorities for franchise, real estate or other like taxes, (iv) statutory Liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like Liens imposed by law, created in the ordinary course of business and for amounts not yet due, (v) tax Liens not yet due and payable and (vi) existing Liens which do not materially affect the value of the Company's property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

         "PLEDGED STOCK" shall have the meaning ascribed thereto in Section 3(a) hereof.

         "REAL ESTATE" shall have the meaning ascribed thereto in Section 3(l) hereof.

         "SECURED OBLIGATIONS" shall mean, collectively, the principal of and interest on the Notes issued or issuable (as applicable) by the Company and held by the applicable Purchaser and all other amounts from time to time owing to such Purchasers by the Company under the Transaction Documents.

         "STOCK COLLATERAL" shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

         "TRADEMARK COLLATERAL" shall mean all Trademarks, whether now owned or hereafter acquired by the Company, that are associated with the Business. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

         "TRADEMARKS" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

         "UNIFORM COMMERCIAL CODE" or "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         Section 2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each of the Purchasers that:

         a. the Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens and the pledge and security interest in favor of each of the Purchasers created or provided for herein which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral (except such Collateral as may be subject to a Permitted Lien, in which case, a second priority perfected security interest), assuming applicable financing statements are been duly and properly filed (other than Intellectual Property registered or otherwise located outside of the United States of America);

         b. the Pledged Stock directly or indirectly owned by the Company in the entities identified in ANNEX 1 hereto is, and all other Pledged Stock, whether issued now or in the future, will be, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens other than Permitted Liens and none of such Pledged Stock is or will be subject to any contractual restriction, preemptive and similar rights, or any restriction under the charter or by-laws of the respective Issuers of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein);

         c. the Pledged Stock directly or indirectly owned by the Company in the entities identified in ANNEX 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of such Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said ANNEX 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock;

         d. the Company owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, all of its Copyrights, Patents and Trademarks, and all registrations of its material Copyrights, Patents and Trademarks are valid and in full force and effect. Except as may be set forth in said ANNEX 3, the Company owns and possesses the right to use all material Copyrights, Patents and Trademarks, necessary for the operation of the Business;

         e. to the Company's knowledge, (i) except as set forth in ANNEX 3 hereto, there is no violation by others of any right of the Company with respect to any material Copyrights, Patents or Trademarks, respectively, and (ii) the Company is not, in connection with the Business, infringing in any respect upon any Copyrights, Patents or Trademarks of any other Person; and no proceedings have been instituted or are pending against the Company or, to the Company's knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said ANNEX 3;

         f. the Company does not own any material Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies; and

         Section 3. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges, grants, assigns, hypothecates and transfers to the Agent on behalf of the Purchasers as hereinafter provided, a security interest in and Lien upon all of the Company's right, title and interest in, to and under all personal property and other assets of the Company, whether now owned or hereafter acquired by or arising in favor of the Company, whether now existing or hereafter coming into existence, whether owned or consigned by or to the Company, or leased from or to the Company and regardless of wherever located, except for the Excluded Collateral, (all being collectively referred to herein as "COLLATERAL") including:

         a. the Company's direct or indirect ownership interest in the respective shares of capital stock of the Issuers and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Company, together with in each case the certificates evidencing the same (collectively, the "PLEDGED STOCK");

         b. all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

         c. without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Purchase Agreement or the Notes, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "STOCK COLLATERAL");

         d. all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "ACCOUNTS");

         e. all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "INSTRUMENTS");

         f. all inventory (as defined in the Uniform Commercial Code) of the Company and all goods obtained by the Company in exchange for such inventory (herein collectively called "INVENTORY");

         g. all Intellectual Property and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

         h. all equipment (as defined in the Uniform Commercial Code) of the Company (herein collectively called "EQUIPMENT");

         i. each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

         j.       all documents of title (as defined in the Uniform Commercial
                  Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called "DOCUMENTS");

         k. all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

         l. all estates in land together with all improvements and other structures now or hereafter situated thereon, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto ("REAL ESTATE");

         m. all other tangible or intangible property of the Company, including, without limitation, all proceeds, products and accessions of and to any of the property of the Company described in clauses (a) through (l) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

Notwithstanding anything to the contrary set forth above, the types or items of Collateral described above shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or Lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, provided that the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law or (b) so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and Liens upon any rights or interests of the Company in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

         Section 4. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Agent and each of the Purchasers as follows:

         4.01 DELIVERY AND OTHER PERFECTION. The Company shall:

         a. if any of the above-described shares, securities, monies or property required to be pledged by the Company under clauses
                  (a), (b) and (c) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b) and (c) of Section 3;

         b. deliver and pledge to the Agent, at the Agent's request, any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business;

         c. give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Agent) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce their rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 4.09 below;

         d. upon the acquisition after the date hereof by the Company of any Equipment covered by a certificate of title or ownership cause the Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Agent;

         e. keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

         f. furnish to the Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

         g. permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by the Company with respect to the Collateral, all in such manner as the Agent may reasonably require; and

         h. upon the occurrence and during the continuance of any Event of Default, upon request of the Agent, promptly notify each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

         4.02 OTHER FINANCING STATEMENTS AND LIENS. Except with respect to Permitted Indebtedness, without the prior written consent of the Agent, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of each of the Purchasers.

         4.03 PRESERVATION OF RIGHTS. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

         4.04 SPECIAL PROVISIONS RELATING TO CERTAIN COLLATERAL.

         a.       STOCK COLLATERAL.

                  (1) The Company will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding that is owned directly or indirectly by the Company.

                  (2) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Purchase Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Purchase Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 4.04(a)(2).

                  (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

                  (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Purchase Agreement, the Notes or any other agreement relating to such Secured Obligations, all dividends and other distributions on the Stock Collateral shall be paid directly to the Agent and retained by it as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations) be returned by the Agent to the Company.

         b.       INTELLECTUAL PROPERTY.

                  (1) For the purpose of enabling the Agent to exercise rights and remedies under Section 4.05 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (2) Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing, the Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Agent shall grant back to the Company the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 4.05 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (2).

         4.05 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

         a. the Company shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Company, designated in its request;

         b. the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

         c. the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

         d. the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

         e. the Agent may, upon 10 Business Days, prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, or any of its respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of the license granted to the Agent in
Section 4.04(b)(1) hereof, shall be applied in accordance with Section 4.09 hereof.

         The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales to an unrelated third party in an arm's length transaction may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

         4.06 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

         4.07 REMOVALS, ETC. Without at least 30 days' prior written notice to the Agent, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at the address indicated for the Company in Section 7.4 of the Purchase Agreement or at one of the locations identified in ANNEX 4 hereto or in transit from one of such locations to another or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

         4.08 PRIVATE SALE. The Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale to an unrelated third party in an arm's length transaction pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

         4.09 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:

         FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

         NEXT, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to each of the Purchasers; and

         FINALLY, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

         4.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Purchasers shall be entitled under this Section 4 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

         4.11 PERFECTION. (i) Prior to or concurrently with the execution and delivery of this Agreement, the Company shall file or deliver to Agent for filing such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement, and (ii) at any time requested by the Agent, the Company shall deliver to the Agent all share certificates of capital stock directly or indirectly owned by the Company in the entities identified in ANNEX 1 hereto, accompanied by undated stock powers duly executed in blank.

         4.12 TERMINATION. When all Secured Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and cancelled all licenses and rights referred to in Section 4.04(b)(1) hereof. The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

         4.13 EXPENSES. The Company agrees to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Agent of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof.

         4.14 FURTHER ASSURANCES. The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

         4.15 INDEMNITY. Each of the Purchasers hereby jointly and severally covenants and agrees to reimburse, indemnify and hold the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered without any bad faith or willful misconduct by the Agent, arising out of or incident to this Agreement or the administration of the Agent's duties hereunder, or resulting from its actions or inactions as Agent.

         Section 5. MISCELLANEOUS.

         5.01 NO WAIVER. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         5.02 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         5.03 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and facsimile (facsimile confirmation required) or delivered to the intended recipient at its address or telex number specified pursuant to
Section 7.4 of the Purchase Agreement and shall be deemed to have been given at the times specified in said Section 7.4.

         5.04 WAIVERS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent. Any such amendment or waiver shall be binding upon each of the Purchasers and the Company.

         5.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and each of the Purchasers (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

         5.06 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         5.07 AGENT. Each Purchaser agrees to appoint Iroquois Master Fund, Ltd. as its Agent for purposes of this Agreement. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

         5.08 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Purchasers in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.



COMPANY:                                VASO ACTIVE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



AGENT:                                  IROQUOIS MASTER FUND LTD.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

PURCHASERS:                             IROQUOIS MASTER FUND, LTD.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

PURCHASERS:
                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     ANNEX 1


           ENTITIES IN WHICH THE COMPANY IS PLEDGING ITS CAPITAL STOCK

                                                              Approximate
      Entity                                               Percentage Interest
      ------                                               -------------------

                                     ANNEX 2

                               EXCLUDED COLLATERAL

                                     ANNEX 3

                EXCEPTIONS FOR COPYRIGHTS, PATENTS AND TRADEMARKS

                                     ANNEX 4

                                LIST OF LOCATIONS

                                     ANNEX 5


                                 EXISTING LIENS

                                    EXHIBIT F


                           TRANSFER AGENT INSTRUCTIONS


[Transfer Agent]


Ladies and Gentlemen:

         Reference is made to the Securities Purchase Agreement (the "Purchase Agreement"), dated as of August ___, 2005, among Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the purchasers named therein (the "Holders") pursuant to which the Company issued, in a private placement transaction, to institutional investors:

         (i) senior secured convertible notes (the "Initial Notes") convertible into the Company's Class A common stock, par value $0.0001 per share (the "Common Stock");

         (ii) warrants (the "Initial Warrants") which shall be exercisable into shares of Common Stock; and

         (iii)    additional investment rights which shall be exercisable into
                  (a) additional senior convertible notes ("Additional Notes") and (b) warrants (the "Additional Investment Rights Warrants"). The shares of Common Stock issuable and transferable upon exercise or conversion of the Initial Notes, Initial Warrants, Additional Notes and Additional Investment Rights Warrants are collectively referred to herein as the "Underlying Shares." Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

         The Company has agreed with the Holders that it will instruct you to:

         (A) issue the Underlying Shares free of all restrictive and other legends if, at the time of such issue,

         (i) a registration statement covering the resale of such Underlying Shares has been declared effective by the Commission under the Securities Act and such Registration Statement is then effective;

         (ii) (ii) such Underlying Shares are eligible for sale under Rule 144(k) of the Securities Act; or

         (iii) such legend is not otherwise required under applicable requirements of the Securities Act;

                  PROVIDED, HOWEVER, that we (or our counsel) have informed you in advance of such issue that the Company has a sufficient number of shares of its Class A Common Stock authorized for issuance for you to effect the issuance of the Underlying Shares.

         (B) reissue the Underlying Shares (if such shares were originally issued with a restrictive legend) free of all restrictive and other legends

         (i) upon the effectiveness of a registration statement covering the resale of the Underlying Shares;

         (ii)     following any sale of such Underlying Shares pursuant to Rule
                  144;

         (iii) such Underlying Shares are eligible for sale under Rule 144(k); or if

         (iv) such legend is not otherwise required under applicable requirements of the Securities Act.

                  In furtherance of this instruction, upon the effectiveness of the Registration Statement, we have instructed our counsel to deliver to you an opinion letter containing operative language substantially in the form attached hereto as EXHIBIT 1 to the effect that the Registration Statement has been declared effective by the Commission and, accordingly, the Underlying Shares may be issued (or reissued, as applicable) and delivered to the Holders free of all restrictive and other legends.

                  Except as specified in the immediately preceding two paragraphs, you need not (but, at your discretion, may) require further letters from us or our counsel for you to effect any future issuance or reissuance of Underlying Shares to the Holders as contemplated by the Purchase Agreement and this letter.

                  Please be advised that the Holders have relied upon this instruction letter as an inducement to enter into and consummate the Purchase Agreement. Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

                                           Very truly yours,


                                           VASO ACTIVE PHARMACEUTICALS, INC.


                                           By __________________________________
                                              Name:
                                              Title:

ACKNOWLEDGED AND AGREED:


[Transfer Agent]



By  _________________________________
Name:
Title:

                                    EXHIBIT G


                           OPINION OF COMPANY COUNSEL


Direct Dial Number:
(215) 575-7000

                                 August 16, 2005

Iroquois Master Fund, Ltd.
and the other Purchasers referred to below
c/o Iroquois Master Fund, Ltd.
641 Lexington Avenue, 26th Floor
New York, New York 10022

         VASO ACTIVE PHARMACEUTICALS, INC.
         ---------------------------------


Ladies and Gentlemen:

         We have acted as counsel to Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and delivery by the Company of the Securities Purchase Agreement dated as of August 16, 2005 (the "Agreement"), by and among the Company and the purchasers identified on the signature pages thereto (the "Purchasers").

         We are delivering this opinion letter to you at the request of the Company pursuant to Section 2.2(a)(iv) of the Agreement. Unless otherwise defined herein, capitalized terms shall have the respective meanings set forth in the Agreement.

         The Company initially engaged this firm as legal counsel in March 2004 in connection with management's concern that third parties may have engaged in illegal short selling of the Company's common stock. The Company engaged this firm in April 2004 in connection with (i) an investigation by the Commission relating to disclosures by the Company concerning Food and Drug Administration ("FDA") approval of certain of the Company's products and (ii) class actions regarding the same disclosure. Commencing in July 2004, we have provided legal representation to the Company in the preparation of its periodic reports under the Exchange Act. We have not provided legal representation to the Company in connection with matters arising under FDA rules and regulations or other similar federal and state laws.

         As such counsel, we have examined originals or copies, certified to our satisfaction, of the following documents:

         (i) the Agreement and the other documents listed on Schedule A hereto (collectively, the "Transaction Documents");

         (ii) the Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of Delaware;

         (iii) the Bylaws of the Company, as amended, as certified by the Secretary of the Company;

To: Iroquois Master Fund, Ltd., et al.                                    Page 2
August 16, 2005

         (iv) the resolutions of the Board of Directors of the Company relating to the Agreement, as certified by the Secretary of the Company; and

         (v) such other records, agreements, officers certificates, certificates of public officials and other documents as we have deemed appropriate in order to render this opinion.

         In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We also have assumed that all natural persons, including each representative of the Company, who signed the Transaction Documents, had sufficient legal capacity to do so. We have further assumed that there has not been any mutual mistake of fact, fraud, duress or undue influence in connection with this transaction that could affect the validity or enforceability of any of the Transaction Documents.

         In rendering this opinion, we have also assumed that each of the Transaction Documents has been duly authorized, executed and delivered by each party thereto (other than the Company) and that each of the Transaction Documents are binding and enforceable against each such party in accordance with its terms.

         As to questions of fact material to the opinions expressed herein, we have relied solely and without investigation upon the officers certificate and certificates of public officials with respect to the accuracy of the factual matters contained therein, as well as on the representations of the Company contained in the Transaction Documents (including the exhibits thereto) and the documents delivered pursuant thereto.

         With respect to any property securing the obligations of the Company under the Transaction Documents, we have assumed that the Company holds the requisite title and rights to any such property necessary to grant a security interest therein.

         To the extent that the opinions contained herein are given to our knowledge, such knowledge means the conscious awareness of facts, without any investigation and inquiry, by those attorneys currently with our firm who have provided substantive representation to the Company in connection with this transaction, and does not include matters of which such attorneys could be deemed to have constructive knowledge.

         On the basis of and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

              1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004.)

              2. The Company has no subsidiaries.

To: Iroquois Master Fund, Ltd., et al.                                    Page 3
August 16, 2005

              3. The Company has all requisite power and authority to execute, deliver and perform the Agreement, the Additional Investment Right Agreement, the Security Agreement, Pledge Agreement and each other document or instrument executed by it, in connection therewith, to issue, sell and deliver the Notes, the Warrants and the Additional Investment Rights being issued and delivered on the date hereof ("Today's Securities") pursuant to the Agreement, to issue and deliver the Underlying Shares issuable upon conversion of the Notes in accordance with their terms, and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

              4. All corporate action on the part of the Company and its directors necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization of the Securities, the issuance, sale and delivery of Today's Securities pursuant to the Agreement, the issuance and delivery of the Underlying Shares issuable upon conversion of the Notes in accordance with their terms, and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except (a) that such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and
(b) that the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

              5. After giving effect to the transactions contemplated by the Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of: 10,000,000 shares of preferred stock and an aggregate of 30,000,000 shares of Common Stock, of which 10,328,613 shares will be issued and outstanding and a total of 21,649,976 shares will be reserved (or will be required to be reserved pursuant to the Transaction Documents) for issuance upon conversion of issued and outstanding options, warrants and other securities convertible into or exercisable for Common Stock (including Today's Securities). To our knowledge, all presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights. Today's Securities have been, and the Underlying Shares issuable upon conversion of the Notes, when so issued in accordance with the terms of the Notes will be, validly issued. Today's Securities are, and the Underlying Shares issuable upon conversion of the Notes, when so issued in accordance with the terms of the Notes, will be fully paid and nonassessable and, to our knowledge, free of preemptive or similar rights. To our knowledge, except for rights described in Schedule 3.1(g) of the Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights. The rights, privileges and preferences of the Common Stock are as stated in the Company's Certificate of Incorporation and as provided under the General Corporation Law of the State of Delaware (the "Delaware GCL").

              6. To our knowledge, the Company has filed all reports required to be filed by it under Sections 13(a) and 15(d) of the Exchange Act.

To: Iroquois Master Fund, Ltd., et al.                                    Page 4
August 16, 2005


              7. Based in part upon the representations of the Purchasers contained in the Agreement, Today's Securities may be issued to the Purchasers, and the Underlying Shares issuable upon conversion of the Notes may be issued, without registration under the Securities Act.

              8. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents do not, the issuance, sale and delivery of Today's Securities pursuant to the Agreement do not, and the issuance and delivery of the Underlying Shares in accordance with their terms will not, (a) conflict with or result in a violation of any provision of law, rule or regulation having applicability to the Company or of the certificate of incorporation or by-laws or other similar organizational documents of the Company; (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject, except such as may result in connection with a certain Representative's Warrant Agreement which the Company entered into in December 2003; (c) result in the creation or imposition of any lien, claim or encumbrance on any of the Company's assets or properties, except pursuant to the terms of the Transaction Documents.

              9. To our knowledge, other than as set forth on the Schedules to the Agreement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), or affecting any of its properties or assets, which, if determined adversely to the Company or any of such other persons, would individually or in the aggregate have Material Adverse Effect.

              10. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated thereby, including the offer, sale, issuance or delivery of the Securities, except (a) such filings, notices and approvals as may be required under applicable state "blue sky" laws, and (b) the waivers of the registration rights identified in Schedule 3.1(e) of the Agreement.

              11. The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

              12. The Security Agreement creates in favor of the Purchaser Representative (as defined in the Security Agreement), on behalf of the Purchasers, a security interest under the NYUCC (as hereinafter defined) in the Collateral (as such term is defined in the Security Agreement), to the extent the Company has rights in or the power to transfer rights in such Collateral and to the extent Article 9 of the Uniform Commercial Code as in effect in the state of New York as of the date hereof (the "NYUCC") is applicable thereto (collectively, the "ARTICLE 9 COLLATERAL").

To: Iroquois Master Fund, Ltd., et al.                                    Page 5
August 16, 2005

              13. Assuming that the Financing Statements have been duly and properly filed with the Secretary of State of the State of Delaware, Purchasers will have a perfected security interest in that part of the Article 9 Collateral in which a security interest can be perfected by filing Financing Statements under the Uniform Commercial Code as in effect in the State of Delaware as of the date hereof.

              14. The Pledge Agreement, together with the delivery of the certificates representing the Pledged Collateral (as defined in the Pledge Agreement) to the Purchaser Representative in the State of New York indorsed to or issued in the name of the Purchaser Representative or in blank, create in favor of the Purchaser Representative, on behalf of the Purchasers, a perfected security interest in the Pledged Collateral under the NYUCC.

              15. We note that the Transaction Documents provide that they are to be governed by and construed in accordance with the substantive law of the State of New York. In any proceedings arising out of or relating to the Transaction Documents in any court of the Commonwealth of Pennsylvania, or in any Federal court sitting in the Commonwealth of Pennsylvania, that court would give effect to the governing law provision of the Transaction Documents, except to the extent that the application of New York law is contrary to a fundamental public policy of the Commonwealth of Pennsylvania or any other state whose law would apply to an issue absent such choice of New York law. However, our opinion is given as if the law of the Commonwealth of Pennsylvania, without regard to its conflict of laws provisions, were chosen as the governing law in the Transaction Documents. Based on that assumption, the Transaction Documents would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         The foregoing opinions are subject to the following qualifications, exceptions and limitations:

         (a) Our opinions as to the good standing of the Company in the States of Delaware and Massachusetts are based solely on our review of the good standing certificates provided by the Secretary of State of the relevant State.

         (b) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally.

         (c) Our opinions are subject to limitations imposed by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing.

         (d) We express no opinion in paragraphs 7 or 8 hereof, or elsewhere in this letter, as to matters involving the possible "integration", for purposes of
Section 5 of the Securities Act, of the offer, sale or issuance of any securities pursuant to the Transaction Documents with any offering of securities pursuant to any Registration Statement to be filed under the terms of the Transaction Documents.

To: Iroquois Master Fund, Ltd., et al.                                    Page 6
August 16, 2005


         (e) We express no opinion in paragraph 8 hereof, or elsewhere in this letter, as to the adequacy or legal sufficiency of information or disclosure concerning the Company (with respect to its business, financial results, prospects or otherwise) provided by or on behalf of the Company to the Purchasers.

         (f) We have made no examination of, and express no opinion with respect to, the title to or ownership of any collateral or any other property. In rendering our opinion in paragraphs 12, 13 and 14 hereof, we have assumed without investigation that the Company has rights in the collateral in which a security interest is granted thereunder. We have made no examination of, and express no opinion with respect to, the priority of any lien or security interest, whether or not perfected.

         (g) We express no opinion as to the validity or enforceability in any collateral consisting of documents, contracts, accounts receivable, instruments or general intangibles that contain prohibitions against pledge, transfer or assignment, or that are otherwise nontransferable, or with respect to which all required consents necessary to the assignment or transfer of such collateral have not been obtained.

         (h) We express no opinion as to the adequacy of any notice with respect to the disposition of any Collateral. We also express no opinion as to the effectiveness or enforceability of provisions relating to waivers of notice or waivers of other rights, consent to jurisdiction or service, severability, indemnity, prepayment fees or penalties, choice of law, confession of judgment, the availability of self-help in any particular event or circumstance, appointment of an attorney in fact or the grant of any power of attorney or provisions which release or limit your liability or relate to cumulative remedies or (to the extent they purport to or would have the effect of compensating you in amounts in excess of any actual loss suffered by you) provisions relating to the payment of a default rate of interest.

         (i) Requirements in the Transaction Documents specifying that provisions of the Transaction Documents may only be waived in writing may not be enforced to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such Transaction Documents.

         (j) As used in paragraph (b) above, the term "fraudulent transfer" laws includes laws relating to restrictions on the ability of a corporation to declare or pay dividends, reacquire shares of its own stock, or make other distributions on or with respect to its capital stock, as well as the Pennsylvania Fraudulent Transfer Act and similar laws.

         (k) Applicable Pennsylvania and federal laws, regulations and ordinances, court decisions and constitutional requirements may limit or render unenforceable certain of the provisions of the Transaction Documents, but in our opinion, none of the same would materially impair the practical realization of the benefits intended to be provided by the Company pursuant to the Transaction Documents.

         (l) The opinions in this letter are limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated in this letter. The opinions expressed herein must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter. We assume no obligation to update this opinion to advise you of any changes in facts or laws subsequent to the date hereof.

To: Iroquois Master Fund, Ltd., et al.                                    Page 7
August 16, 2005


         (m) We are admitted to practice in the Commonwealth of Pennsylvania. We have made such investigation of the Delaware GCL as we have considered appropriate for the purpose of rendering the opinions expressed above. Our opinion is limited in all respects to the laws of the Commonwealth of Pennsylvania, the Delaware GCL, the laws of the State of New York as discussed above in paragraph 15, and, as to the opinion set forth in paragraph 13, above, the Uniform Commercial Code as in effect in the State of Delaware, and, as to the opinions set forth in paragraphs 12 and 14, above, the Uniform Commercial Code as in effect in the State of New York, and the federal law of the United States in effect as of the date hereof and we express no opinion as to the laws of any other jurisdiction. In rendering opinions in paragraphs 12, 13, and 14, above, regarding NYUCC and the Delaware Uniform Commercial Code, we have assumed, with your permission, that the NYUCC and the Delaware Uniform Commercial Code are identical to the Pennsylvania Uniform Commercial Code in all material respects.

         This opinion letter may be relied upon only by you in connection with the execution and delivery of the Transaction Documents and the transactions contemplated thereby. You may not rely upon this opinion letter for any other purpose, and no other person or entity may rely upon this opinion letter for any purpose without our prior written consent. This opinion letter may not be referred to, or described, furnished or quoted to, any other person, firm or entity, without in each instance our prior written consent.

                                        Sincerely yours,




                                        DILWORTH PAXSON LLP

                                   SCHEDULE A

                              TRANSACTION DOCUMENTS
                              ---------------------

(a)  Securities Purchase Agreement;

(b)  The Additional Investment Right;

(c)  Notes;

(d)  Warrants;

(e)  Security Agreement;

(f)  Pledge Agreement; and

(g)  The Transfer Agent Instructions.

                    EXHIBIT 1 TO TRANSFER AGENT INSTRUCTIONS


                             [Counsel's Letterhead]



[Transfer Agent]



         Re:      VASO ACTIVE PHARMACEUTICALS, INC.

To Whom It May Concern:

         We are writing on behalf of our client, Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the Company's recent filing of a Registration Statement on Form ___ (Registration No. ______) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to ____ shares of the Company's Class A common stock, par value $0.0001 per share (the "Registrable Securities"), issued or which may be issued to the selling stockholders (the "Selling Stockholders") listed in the selling stockholders table at pages __ of the final prospectus, a copy of which is attached hereto as Exhibit A.

         In connection with the foregoing, we advise you that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933, as amended (the "Securities Act"), on ___ __, 2005. We have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.

         This is to advise you that you may issue (or reissue, as applicable) Registrable Securities to be held by any Selling Stockholder without any restriction or other legend. You need not (but, at your discretion, may) require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Selling Stockholders as contemplated by the Company's Transfer Agent Instructions dated August ___, 2005.

                                    EXHIBIT H

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

o        a combination of any such methods of sale.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

                                   EXHIBIT I

                                ESCROW AGREEMENT
                                ----------------



         This Escrow Agreement is dated as of August 16, 2005 (this "AGREEMENT") and is by and among Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), each of the Purchasers (as such term is defined the Purchase Agreement (hereinafter defined)), Iroquois Master Fund, Ltd., as Purchaser representative ("Purchaser Rep") and Dilworth Paxson LLP, as escrow agent (the "ESCROW AGENT"), with reference to the following facts:

         WHEREAS, the Company and the Purchasers (defined therein) have entered into a Securities Purchase Agreement dated as of August 16, 2005 (the "PURCHASE AGREEMENT", defined terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement), which contemplates that the Company will place $437,000 (the "Escrow Deposit"), into escrow, in accordance with this Agreement, as an additional inducement to cause the Purchasers to enter into the Purchase Agreement; and

         WHEREAS, the Company shall deposit or cause to be deposited into escrow the Escrow Deposit on the Closing Date, which is to be held and disbursed by the Escrow Agent in accordance with Section 4 of this Agreement; and

         WHEREAS, the Escrow Agent will hold the Escrow Deposit in Account No. 367534575 at Commerce Bank/PA, N.A. ("Commerce Bank"), ABA No. 036001808 (the "ESCROW ACCOUNT").

         NOW THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereby agree as follows:

1. APPOINTMENT AND AGREEMENT OF ESCROW AGENT. The parties hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

2. ESTABLISHMENT OF THE ESCROW ACCOUNT; PURPOSE.

         (a) On the date hereof, the Company shall deliver, or cause to be delivered, to the Escrow Agent the Escrow Deposit. The Escrow Agent shall hold the Escrow Deposit and all interest and other amounts earned thereon in escrow pursuant to this Agreement, in the Escrow Account for the benefit of the Company.

         (b) The Escrow Deposit will be deposited with the Escrow Agent in the Escrow Account and will be held by the Escrow Agent to fund the Company's payment of interest on the Notes.

3. EFFECTIVE TIME OF AGREEMENT. This Agreement shall be effective immediately following the Closing.

4. RELEASE OF ESCROW DEPOSIT.

         (a) The Escrow Agent shall only release and deliver the Escrow Deposit as follows:

                  (i) On each of the Interest Payment Dates set forth on Exhibit B, the Escrow Agent upon receipt of a written instruction executed by the Company (or a certified copy of a final order of a court of competent jurisdiction) directing delivery of part of the Escrow Deposit to the Purchasers, the Escrow Agent shall deliver such portion of the Escrow Deposit to the Purchasers pursuant to the Company's instructions, which shall be delivered to the Escrow Agent at least two business days prior to the date on which the delivery of such portion of the Escrow Deposit to the Purchasers shall occur.

                  (ii) If the Escrow Agent receives a written notice executed by the Purchaser Rep, on behalf of the Purchasers, stating that the Purchasers are entitled to any part of the Escrow Deposit, the Escrow Agent shall send a copy of that notice to the Company and, unless the Escrow Agent has received a written objection from the Company within seven business days thereafter, the Escrow Agent shall deliver the portion of the Escrow Deposit set forth in the notice from the Purchaser Rep in accordance with such notice. If the Escrow Agent receives a written objection from the Company during such seven day period, the Escrow Agent shall send a copy of the written objection to the Purchaser Rep and shall not deliver any portion of the Escrow Deposit until it shall have received a written instruction executed by the Company and Purchaser Rep or a certified copy of a final order of a court of competent jurisdiction directing delivery of such portion of the Escrow Deposit, and the Escrow Agent shall then deliver the Escrow Deposit as so directed.

                  (iii) If the Escrow Agent receives conflicting instructions from the Company and the Purchaser Rep regarding delivery of the Escrow Deposit, it shall send a copy of the instructions from each party to the other and shall not deliver any portion of the Escrow Deposit until it shall have received a written instruction executed by the Company and the Purchaser Rep or a certified copy of a final order of a court of competent jurisdiction directing delivery of the applicable portion of the Escrow Deposit, and the Escrow Agent shall then deliver such portion of the Escrow Deposit as so directed.

         (b) The Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Escrow Deposit with the clerk of the court.

         (c) Upon any delivery or deposit of the Escrow Deposit as provided in this Section 4, the Escrow Agent shall be released and discharged from any further obligation under this Agreement.

5. LIQUIDATION OF THE ESCROW ACCOUNT. Whenever the Escrow Agent shall be required to make payment from the Escrow Account, the Escrow Agent shall pay such amounts by liquidating the investments in the Escrow Account, as authorized in Paragraph 7 below, to the extent necessary to pay such amounts in full and in cash.

6. MAINTENANCE OF THE ESCROW ACCOUNT; TERMINATION OF ESCROW. The Escrow Agent shall continue to maintain the Escrow Account, as the case may be, until the earlier of (i) the time at which there shall be no funds in such Escrow Account or (ii) the termination of this Agreement in accordance with the terms hereof.

7. INVESTMENT OF ESCROW AMOUNT; TREATMENT OF INTEREST. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Account in any combination of the following: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of, or time deposits with Commerce Bank or a branch or affiliate thereof or any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime 1 " (or the then equivalent grade) by Moody's Investors Services, Inc. or "A 1" (or the then equivalent grade) by Standard & Poors, Inc. All interest and other income earned on such monies shall be the income of the Company. The Company shall file tax returns and, if necessary, the Escrow Agent shall file a Form 1099 consistent with such treatment.

8. CONCERNING THE ESCROW AGENT.

         (a) The Escrow Agent shall not have any liability to any of the parties to this Agreement or to any third party arising out of its services as Escrow Agent under this Agreement, except for damages directly resulting from the Escrow Agent's willful misconduct or gross negligence. Without limiting the generality of the preceding sentence, in no event shall the Escrow Agent have any liability arising out of losses resulting from its investment or reinvestment of the Escrow Deposit.

         (b) The Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity of, or the correctness of any fact stated in, that document. The Escrow Agent may act in reliance upon any instrument or signature which is believed by it in good faith to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with this Agreement has been duly authorized to do so.

         (c) The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including, but not limited to, the Purchase Agreement.

         (d) The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Agreement to accomplish the intentions of the parties hereto.

         (e) The Escrow Agent shall act under this Agreement as a depository only and shall not be responsible or liable for (i) the sufficiency, correctness, genuineness, collection or validity of any instrument deposited with it; (ii) the form of execution of those instruments; (iii) the identity, authority or rights of any person executing or depositing those instruments or
(iv) the terms and conditions of any instrument pursuant to which the parties may act.

         (f) The Escrow Agent shall not be responsible or liable for the safe custody of the Escrow Deposit and shall have no responsibility to (i) provide or maintain insurance on the Escrow Deposit or (ii) provide an indemnity or otherwise account for any loss, damage or theft of the Escrow Deposit other than any loss, damage or theft arising out of or as a result of the Escrow Agent's willful misconduct or gross negligence.

9. REPRESENTATIONS.

         (a) The Company and Purchaser Rep each represents and warrants to the Escrow Agent and to the other that it has full power and authority to enter into and perform this Agreement, that the execution and delivery of this Agreement was duly authorized by all necessary corporate action, and that this Agreement is enforceable against it in accordance with its terms.

         (b) The Company represents and warrants to the Escrow Agent and the Purchasers that this Agreement has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         (c) The Company represents and warrants to the Escrow Agent and the Purchasers that the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected.

10. RESIGNATION; SUCCESSOR ESCROW AGENT. The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 30 days prior notice to each of the other parties hereto. Upon receipt of a notice of resignation, each of the other parties shall use their best efforts to select a successor agent within 30 days, but if within that 30 day period the Escrow Agent has not received a notice executed by both of them appointing a successor escrow agent and setting forth its name and address, the Escrow Agent may (but shall not be obligated to) select on their behalf a bank or trust company to act as successor escrow agent, for such compensation as that bank or trust company customarily charges and on such terms and conditions not inconsistent with this Agreement as that bank or trust company reasonably requires. A successor escrow agent selected by the resigning Escrow Agent may become the Escrow Agent by confirming in writing its acceptance of the position. The Company and Purchaser Rep shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment, and each of them hereby irrevocably appoints the Escrow Agent as its attorney-in-fact to sign all such documents in its name and place. The Escrow Agent may deliver the Escrow Deposit to the successor escrow agent selected pursuant to this provision and, upon such delivery, the successor escrow agent shall become the Escrow Agent for all purposes under this Agreement and shall have all of the rights and obligations of the Escrow Agent under this Agreement and the resigning Escrow Agent shall have no further responsibilities or obligations under this Agreement. Except as otherwise agreed to in writing by the parties, the Escrow Deposit shall not be released unless and until a successor Escrow Agent has been appointed in accordance with this Section.

11. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date received if delivered personally, sent by nationally recognized overnight courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address, which shall be effective upon receipt), or sent by facsimile transmission, with confirmation received, to the telecopy numbers specified below:

         If to the Company:

                  99 Rosewood Drive
                  Suite 260
                  Danvers, MA 01923
                  Attn: Joseph Frattaroli
                  Fax No.: (978) 750-0085

         With a copy to:

                  Dilworth Paxson LLP
                  3200 Mellon Bank Center
                  1735 Market Street
                  Philadelphia, PA  19103-7595
                  Attn: Merritt Cole/Richard Kraut
                  Fax No.: (215) 575-7200

         If to the Purchaser Rep:

                  Iroquois Master Fund, Ltd.
                  641 Lexington Ave.
                  26th Floor
                  New York, NY 10022
                  Facsimile No.:  (212) 207-3452
                  Attn: Josh Silverman

         With a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036
                  Fax: (212) 969-2900
                  Attn: Adam J. Kansler, Esq.

         If to the Escrow Agent:

                  Dilworth Paxson LLP
                  3200 Mellon Bank Center
                  1735 Market Street
                  Philadelphia, PA  19103-7595
                  Attn: Merritt Cole/Richard Kraut
                  Fax No.: (215) 575-7200


12. FEES OF THE ESCROW AGENT. The fees and charges of the Escrow Agent with respect to this Agreement shall be paid by the Company in accordance with the Escrow Agent's customary fees as charged from time to time pursuant to Exhibit A hereto.

13. MISCELLANEOUS.

         (a) If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction the remaining provisions of this Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction. It is understood, however, that the parties intend each provision of this Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Agreement.

         (b) This agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. Except as provided in Section 10, no party may assign its rights or obligations under this Agreement or any interest in the Escrow Deposit without the written consent of the other parties, and any other purported assignment shall be void. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than, nor shall the Escrow Agent be required to deliver the Escrow Deposit to any person other than, the Company or Purchaser Rep.

         (c) This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

         (d) The state courts of New York and the United States District Courts for New York shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement. A summons or complaint or other process in any such action or proceeding served by mail in accordance with Section 11 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service.

         (e) This Agreement contains a complete statement of all of the arrangements among the parties with respect to its subject matter and cannot be changed or terminated orally. Any waiver or modification must be in writing and executed by all parties.

         (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         (g) The section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (h) In the event a dispute arises regarding this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and expenses incurred in addition to any other relief to which it is entitled.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                   VASO ACTIVE PHARMACEUTICALS, INC.



                                            By:_________________________________
                                                  Name:
                                                  Title:




                                   IROQUOIS MASTER FUND, LTD., as Purchaser Rep.


                                            By:_________________________________
                                                  Name:
                                                  Title:


                                   DILWORTH PAXSON LLP



                                            By:_________________________________
                                                    Name:
                                                    Title:

Acknowledged by:

PURCHASERS:
-----------

IROQUOIS MASTER FUND, LTD.


By:_______________________
      Name:
      Title:

Acknowledged by:

PURCHASERS:



____________________________________


By:_________________________________
      Name:
      Title:

                                    EXHIBIT A

                                SCHEDULE OF FEES

                                    EXHIBIT B

                             INTEREST PAYMENT DATES

Vaso Active Pharmaceuticals, Inc.
Securities Purchase Agreement
Article III.  Representations and Warranties

Schedule 3.1(g)  Capitalization

                                                                 Class B        Class B        Class A
                                                               Preferred         Common         Common
                                                               ---------         ------         ------
Shares Authorized                                             10,000,000     10,000,000     20,000,000
                                                              ----------     ----------     ----------

Issued and outstanding                                            -           4,500,000      5,828,613


Shares reserved:

2003 Stock Incentive Plan                                         -              -           1,350,000
2003 Non-employee Director Plan                                   -              -             900,000
Warrants issued and outstanding                                   -              -             435,000
FTN Midwest Securities, Inc.                                      -              -              64,935
FTN Midwest Securities, Inc.                                      -              -              48,701
2004 Stock Incentive Plan (1)                                     -                 n/a            n/a
2004 Non-employee Director Plan (2)                               -                 n/a            n/a
2005 Stock Incentive Plan (3)                                     -                 n/a            n/a
2005 Non-employee Director Plan (4)                               -                 n/a            n/a
Class B Common Convertible into Class A Common                    -              -           4,500,000
                                                              ----------     ----------     ----------


Shares issued and outstanding and reserved,
  except as a result of the purchase and sale
  of securities contemplated by the transaction documents         -           4,500,000     13,127,249
                                                              ==========     ==========     ==========

(1)  The Company did not adopt a 2004 Stock Incentive Plan
(2)  The Company did not adopt a 2004 Non-employee Director Plan
(3)  The Company has not adopted a 2005 Stock Incentive Plan
(4)  The Company has not adopted a 2005 Non-employee Director Plan

VASO ACTIVE PHARMACEUTICALS, INC.
SECURITIES PURCHASE AGREEMENT
ARTICLE III.  REPRESENTATIONS AND WARRANTIES

SCHEDULE 3.1(T) CERTAIN FEES
                                                                          Fees
                                                                          ----

Cash Portion:


INITIAL NOTES, $2,500,000, IN AGGREGATE:

Cash portion of fees due upon funding of initial $2,500,000           $225,000


AIR NOTES, $1,875,000, IN AGGREGATE

Maximum additional cash portion of fees due upon closing of future funding if AIR is exercised (9% multiplied by the amount
of the AIR exercised, if any, payable as funded)                      $168,750 *


Warrant Portion:

Additional fee consisting of Warrants to purchase
  Class A Common Stock of Vaso Active
  Pharmaceuticals, Inc.

                                              Issuable upon       Issuable upon
                                               closing of           closing of
                                           Initial $2,500,000      AIR Exercise

          Percent of Proceeds Raised                2.00%               2.00% *

          Proceeds to be Raised                $2,500,000          $1,875,000

          Strike Price                              $0.77               $0.77

          Number of Shares                         64,935              48,701 *


(*) All PIPE Placement Fees, both Cash and Warrant portions are due and payable to FTN on the date(s) of the relevant funding(s) of the PIPE Transaction.

Vaso Active Pharmaceuticals, Inc.
Securities Purchase Agreement
Article III.  Representations and Warranties

Schedule 3.1(aa) Ranking


Indebtedness of the Company senior to or pari passu with the Notes in right of payment, whether with respect to principal, interest or
   upon liquidationor dissolution, or otherwise:                            NONE

Vaso Active Pharmaceuticals, Inc.
Securities Purchase Agreement
Article III.  Representations and Warranties

Schedule 3.1(a) Subsidiaries


        Subsidiaries:

        NONE

Vaso Active Pharmaceuticals, Inc.
Securities Purchase Agreement
Article III.  Representations and Warranties

Schedule 3.1(e) Required Approvals


        Required Approvals              Waiver of registration rights granted
                                        to Biochemics, Inc. in January 2003

VASO ACTIVE PHARMACEUTICALS, INC.
SECURITIES PURCHASE AGREEMENT
ARTICLE III REPRESENTATIONS AND WARRANTIES

SCHEDULE 3.1(V) REGISTRATION RIGHTS

                               NUMBER OF SHARES
PERSON/ COMPANY                SUBJECT TO RIGHTS                            STATUS
---------------                -----------------     ------------------------------------------------------
Kashner Davidson                     435,000         Underwriter warrants issued in connection with
                                                     IPO in Dec 2003

Biochemics, Inc.                   4,500,000  *      Granted to Biochemics in connection with the
                                                     split-off and formation of Vaso Active in January 2003

FTN Midwest Securities, Inc.          64,935         Warrant portion of fees paid in connection with this
                                                     financing.

FTN Midwest Securities, Inc.          48,701         Warrant portion of fees payable in the future if
                                                     Additional Investment Rights are exercised.


--------------------------
* Registration rights for these shares are subordinated in connection with this financing.

VASO ACTIVE PHARMACEUTICALS, INC.
Securities Purchase Agreement
Article III Representations and Warranties

Schedule 3.1(j) Pending Litigation


1. Consolidated class action lawsuit (consolidating individual actions filed in April, May and June 2004) filed in December 2004, in the United States District Court for the District of Massachusetts entitled In Re Vaso Active Pharmaceuticals Securities Litigation, Civ. No. 04-10708 (RCL). In addition, the following two class actions have not been consolidated: James Karanfilian v. Vaso Active Pharmaceuticals, Inc., et al., Civ. No. 04-11101 (RCL) and Edward Tovrea v. Vaso Active Pharmaceuticals, Inc., et al., 04-10851 (RCL).

2. Derivative action filed in April 2004 in the United State District Court of Massachusetts entitled JOSEPH ROSENKRANTZ V. BIOCHEMICS, INC., ET AL., Civ. No. 04-10792 (RCL) (D. Mass.).

3. Derivative action filed in June 2004 in the United States District Court for the District of Massachusetts entitled WILLIAM POMEROY V. BIOCHEMICS INC., ET AL., Civ. No. 04-11399 (RCL) (D. Mass.).

4. Derivative action filed in September 2004 in the Court of Chencery fpr the State of Delaware entitled DOUGLAS WEYMOUTH V. JOHN J. MASIZ, ET AL., Civ. No. 682-N.

NOTE: THE ACTIONS AND PROCEEDINGS LISTED ABOVE ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SEC.